SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to § 240.14a-12

PIONEER DRILLING COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PIONEER DRILLING COMPANY

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

April 10, 2009

Dear Shareholder:

On behalf of the board of directors, we invite you to attend the 2009 Annual Meeting of Shareholders of Pioneer Drilling Company. We will hold the meeting at 10:00 a.m., Central time, on Friday, May 15, 2009, at the Petroleum Club of San Antonio, 7th Floor Energy Plaza, 8620 N. New Braunfels Street, San Antonio, Texas.

On the following pages you will find the Notice of Annual Meeting of Shareholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report to Shareholders describing Pioneer Drilling Company’s operations during the fiscal year ended December 31, 2008 is enclosed.

We hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote by completing and returning your proxy card in the enclosed envelope before the meeting. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

Thank you for your interest in Pioneer Drilling Company.

Sincerely,

Dean A. Burkhardt	Wm. Stacy Locke
Chairman	President and Chief Executive Officer

PIONEER DRILLING COMPANY

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, May 15, 2009

To the Shareholders of Pioneer Drilling Company:

The 2009 Annual Meeting of Shareholders of Pioneer Drilling Company will be held on Friday, May 15, 2009, at 10:00 a.m., Central time, at the Petroleum Club of San Antonio, 7th Floor Energy Plaza, 8620 N. New Braunfels Street, San Antonio, Texas. At the meeting, we will ask you to consider and take action on the following:

(1)	the election of Wm. Stacy Locke and C. John Thompson (both as Class II directors) and Scott D. Urban (as a Class I director) as members of the board of directors of Pioneer Drilling Company, to serve until our 2012 Annual Meeting of Shareholders (in the case of the Class II directors) and until our 2011 Annual Meeting (in the case of the Class I director) and until their successors have been duly elected and qualified (Proposal 1);

(2)	an amendment to the Pioneer Drilling Company 2007 Incentive Plan increasing the maximum number of shares of our common stock as to which awards may be granted from 3,000,000 shares (of which 1,000,000 are authorized for awards other than options or stock appreciation rights) to 4,500,000 shares (of which 1,500,000 would be authorized for awards other than options or stock appreciation rights) (Proposal 2);

(3)	the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2009 (Proposal 3); and

(4)	the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

This notice and the attached proxy statement are first being mailed to our shareholders on or about April 13, 2009. Our board of directors has set the close of business on March 31, 2009 as the record date for determining shareholders entitled to receive notice of and vote at the annual meeting. A list of all shareholders entitled to vote is available for inspection during normal business hours at our principal executive offices at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209. This list will also be available at the meeting.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 15, 2009. The proxy statement and annual report to shareholders are available at www.pioneerproxy2009.com.

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement. Further, to be sure your vote counts and to assure a quorum, please vote, sign, date and return the enclosed proxy card, whether or not you plan to attend the meeting.

By Order of the Board of Directors

Carlos R. Pena Vice President, General Counsel, Secretary and Compliance Officer

San Antonio, Texas

April 10, 2009

PIONEER DRILLING COMPANY

PROXY STATEMENT

FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	What am I being asked to vote on?

A:	We are asking you to vote on the following:

•	the election of Wm. Stacy Locke and C. John Thompson (both as Class II directors) and Scott D. Urban (as a Class I director) as members of the board of directors of Pioneer Drilling Company, to serve until our 2012 Annual Meeting of Shareholders (in the case of the Class II directors) and until our 2011 Annual Meeting (in the case of the Class I director) and until their successors have been duly elected and qualified;

•	an amendment to the Pioneer Drilling Company 2007 Incentive Plan increasing the maximum number of shares of our common stock as to which awards may be granted from 3,000,000 shares (of which 1,000,000 are authorized for awards other than options or stock appreciation rights) to 4,500,000 shares (of which 1,500,000 would be authorized for awards other than options or stock appreciation rights);

•	the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2009; and

•	the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

Q:	Who may vote?

A:	All shareholders of record as of the close of business on March 31, 2009, the record date, are entitled to vote. Shareholders are entitled to one vote per share of common stock held. As of March 31, 2009, there were 50,249,378 shares of our common stock outstanding.

Q:	Who may attend the meeting?

A:	All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

Q:	How do I vote?

A:	You may vote in two ways:

•	you may come to the annual meeting and cast your vote in person; or

•	you may vote by completing, signing and returning the enclosed proxy card. If you return a completed and signed proxy card, the persons named on the card will vote your shares in the manner you indicate.

Q:	Who is soliciting my proxy?

A:	Pioneer is soliciting your proxy on behalf of its board of directors.

Q:	When did Pioneer first distribute this proxy statement and the accompanying form of proxy to its shareholders?

A:	We first distributed this proxy statement and the accompanying form of proxy to our shareholders on or about April 13, 2009.

Q:	What happens if I do not indicate how I wish to vote on one or more of the proposals?

A:

If you return your signed proxy card but do not indicate how you wish to vote, the persons named as proxies will vote your shares FOR election of the director nominees (Proposal 1), FOR approval of an amendment to the Pioneer Drilling Company 2007 Incentive Plan increasing the maximum number of shares of our common stock as to which awards may be granted to 4,500,000 shares (of which 1,500,000 would be authorized for awards other than options or stock appreciation rights) (Proposal 2), and FOR ratification of the appointment of KPMG

LLP as our independent auditors for the fiscal year ending December 31, 2009 (Proposal 3). We are not aware of any other matters that may come before the annual meeting. If other matters are properly brought before the annual meeting, the proxy holders will vote your shares in accordance with their best judgment.

Q:	What if I vote by proxy and then change my mind?

A:	You can revoke your proxy at any time before the annual meeting by:

•	providing written notice of the revocation of your proxy to our Corporate Secretary at our principal executive offices at the mailing address indicated below;

•	delivering a properly executed proxy dated after the date of the proxy you want to revoke; or

•	attending the annual meeting and casting your vote in person.

Q:	What constitutes a quorum?

A:	The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of capital stock of Pioneer entitled to vote at the meeting constitutes a quorum. We need a quorum of shareholders to hold a valid annual meeting. If you properly sign and return your proxy card, you will be considered part of the quorum.

We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner. If a quorum is not present, a majority in interest of those present or represented at the annual meeting may adjourn the meeting, without notice other than an announcement at the meeting, until a quorum is present or represented.

Q:	What vote is required for the passage of each of the proposals being considered at the annual meeting?

A:	Directors will be elected by a plurality of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the vote for the director nominees. Approval of the amendment to the Pioneer Drilling Company 2007 Incentive Plan (Proposal 2) and ratification of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2009 (Proposal 3) each require the affirmative vote of the holders of a majority of the shares of capital stock of Pioneer entitled to vote on, and that vote for or against or expressly abstain with respect to, Proposal 2 or Proposal 3. An abstention will have the effect of a vote against both Proposal 2 and Proposal 3. A broker non-vote will not have any effect on either Proposal 2 or Proposal 3.

Q:	Who will count the votes?

A:	Representatives of Registrar & Transfer Company, the transfer agent for our common stock, will tabulate the votes.

Q:	What shares are included on the proxy card?

A:	The shares listed on your card represent all the shares of our common stock held in your name (as distinguished from shares held by a broker in “street” name). You will receive a separate card from your broker if your broker holds shares for you in “street” name.

Q:	What does it mean if I receive more than one proxy card?

A:	It indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.

Q:	What is Pioneer’s mailing address?

A:	Our mailing address is Pioneer Drilling Company, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock as of March 31, 2009 by (1) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors and nominees, (3) each of the named executive officers listed in the summary compensation table in this proxy statement and (4) all our directors and executive officers as a group. As of March 31, 2009, we were not aware of any person beneficially owning more than 5% of the outstanding shares of our common stock, other than those listed below. Unless otherwise indicated below, all shareholders have the same principal business address as Pioneer. All persons listed in the table below have sole voting and investment power with respect to their shares unless otherwise indicated. As of March 31, 2009, there were 50,249,378 shares of common stock outstanding. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the amounts shown for the number of shares and percentage of ownership for each person listed reflect as outstanding any shares that may be acquired pursuant to options exercisable within 60 days, unless otherwise indicated. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person; however, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. For all executive officers and directors, as a group, the table treats as outstanding any shares that may be acquired pursuant to options held by members of the group and exercisable within 60 days of March 31, 2009, unless otherwise indicated.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number		Percent of Class
Pebbleton Corporation N.V. Peitermaai 15 Curacao, Netherlands Antilles	7,410,508	(1)	14.75%

Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, NY 10017	6,423,592	(2)	12.78%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	3,732,440	(3)	7.43%

Barclays Global Investors NA (CA) 400 Howard Street San Francisco, CA 94105	3,599,017	(4)	7.16%

Keeley Asset Management Corp. 401 South LaSalle Street Chicago, IL 60605	3,500,000	(5)	6.97%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	2,543,039	(6)	5.06%

Franklin C. West	619,000	(7)	1.23%

Wm. Stacy Locke	612,540	(8)	1.22%

William D. Hibbetts	339,845	(9)	*

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number		Percent of Class
Donald G. Lacombe	166,897	(10)	*

Joseph B. Eustace	54,183	(11)	*

John Michael Rauh	—		*

Scott D. Urban	—		*

Dean A. Burkhardt	40,858	(12)	*

C. John Thompson	30,858	(13)	*

Joyce M. Schuldt	3,645		*

All directors and executive officers as a group (9 persons)	1,387,439	(14)	2.70%

*	Less than 1%
(1)	Based on a Schedule 13D filed with the SEC jointly by Pebbleton Corporation N.V. (“Pebbleton”) and Issam M. Fares on February 2, 2009, and amended most recently on March 6, 2009. Pebbleton and Mr. Fares share voting and dispositive power with respect to these shares.
(2)	Based on a Schedule 13G filed with the SEC by Third Avenue Management LLC (“TAM”) on February 13, 2009. TAM has sole voting and dispositive power with regard to 6,423,592 shares of Pioneer common stock. TAM acts as an investment advisor to various parties who have the right to receive dividends from, and the proceeds from the sale of, certain of the shares reported by TAM as follows: (i) OFI Select-Third Avenue US Equity Fund (SICAV)—159,106 shares; (ii) Third Avenue Small Cap Value Fund—2,190,422 shares; (iii) Met Investors Series Trust-Third Avenue Small Cap Portfolio—3,577,045 shares; (iv) Touchstone Variable Series Trust-Touchstone Third Avenue Value Fund—253,859 shares; and (v) various separately managed accounts—243,160 shares.
(3)	Based on an amended Schedule 13G filed with the SEC by Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors, Inc.) (“Dimensional”) on February 9, 2009. Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional has sole voting power with regard to 3,619,865 shares and sole dispositive power with regard to 3,732,440 that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all of the 3,732,440 shares are owned by the Funds, and the Funds have the right to receive, or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities held in their respective accounts. Dimensional disclaims beneficial ownership of such securities.
(4)	Based on a Schedule 13G filed with the SEC jointly by Barclays Global Investors, NA, Barclays Global Fund Advisors, and Barclays Global Investors, Ltd. on February 5, 2009. The reporting shareholders have sole voting power with regard to 2,810,678 shares and sole dispositive power with respect to 3,599,017 shares as follows: Barclays Global Investors, NA has sole voting power with regard to 1,197,084 shares and sole dispositive power with regard to 1,384,160 shares; Barclays Global Fund Advisors has sole voting power with regard to 1,612,489 shares and sole dispositive power with regard to 2,181,543 shares; and Barclays Global Investors, Ltd has sole voting power with regard to 1,105 shares and sole dispositive power with regard to 33,314 shares. The companies indicated hold the shares reported in trust accounts for the economic benefit of those accounts.

(5)	Based on a Schedule 13G filed with the SEC jointly by Keeley Asset Management Corp., Keeley Small Cap Value Fund, and John L. Keeley, Jr. on February 13, 2009. Although Keeley Asset Management Corp. and Keeley Small Cap Value Fund share beneficial ownership over 3,470,000 shares, and Keeley Asset Management Corp. and John L. Keeley, Jr. share beneficial ownership over 30,000 shares, Keeley Asset Management has sole voting and dispositive power with regard to these shares.
(6)	Based on a Schedule 13G filed with the SEC by Royce & Associates, LLC on January 27, 2009. Royce & Associates has sole voting and dispositive power with respect to these shares.
(7)	Includes options to purchase 580,000 shares of common stock and 39,000 shares of unvested restricted stock with regard to which the person indicated has voting rights.
(8)	Includes options to purchase 398,333 shares of common stock and 75,600 shares of unvested restricted stock with regard to which the person indicated has voting rights.
(9)	Includes options to purchase 149,945 shares of common stock and 9,900 shares of unvested restricted stock with regard to which the person indicated has voting rights.
(10)	Includes options to purchase 156,997 shares of common stock and 9,900 shares of unvested restricted stock with regard to which the person indicated has voting rights.
(11)	Includes options to purchase 28,333 shares of common stock and 22,300 shares of unvested restricted stock with regard to which the person indicated has voting rights.
(12)	Includes options to purchase 25,000 shares of common stock and 5,858 shares of unvested restricted stock with regard to which the person indicated has voting rights.
(13)	Includes options to purchase 25,000 shares of common stock and 5,858 shares of unvested restricted stock with regard to which the person indicated has voting rights.
(14)	Includes options to purchase 1,056,666 shares of common stock and 178,616 shares of unvested restricted stock with regard to which the persons indicated have voting rights. This category includes Mr. Lorne E. Phillips, who was appointed as Executive Vice President and Chief Financial Officer effective February 1, 2009, and Carlos R. Pena, who was appointed as Vice President, General Counsel, Secretary and Compliance Officer effective October 27, 2008. Mr. Hibbetts, Mr. Lacombe and Ms. Schuldt are individually named in the table above because they are named executive officers according to the rules and regulations of the Securities and Exchange Commission; their stock ownership is not included in this category because, as of the date of this proxy statement, Mr. Hibbetts, Mr. Lacombe and Ms. Schuldt are not deemed to be executive officers.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of five directors. Our board of directors is divided into three separate classes (Class I, Class II and Class III) with staggered terms. The current term of office for our two Class II directors will expire at the annual meeting. In addition, the current term of office for one Class I director (who was appointed in October 2008 after an increase in the size of the board) will expire at the annual meeting. Texas law requires that any director appointed by the board of directors to fill a vacancy created by an increase in the size of the board serve only until the next election of directors by the shareholders.

Our board of directors has nominated Mr. Locke and Mr. Thompson, each of whom currently serves on the board, as the nominees for election at the annual meeting as Class II directors. In addition, our board of directors has nominated Mr. Urban, who currently serves on the board, as the nominee for election at the annual meeting as a Class I director. Mr. Locke has served as one of our directors since May 1995. Mr. Thompson has served as one of our directors since May 2001. Mr. Urban has served as one of our directors since October 2008.

Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast by the holders of shares of capital stock of Pioneer entitled to vote on the election of directors at the annual meeting. Any abstentions or broker non-votes will not affect the vote. If you properly sign and return the enclosed proxy, unless you withhold authority to vote for the nominee, the persons named as proxies will vote FOR the election of the nominees listed below. We do not expect that the nominees will refuse or be unable to act as director. If, however, any nominee becomes unable or unwilling to serve as a director, the persons named as proxies intend to vote the proxy shares for the election of any other person the board of directors may designate.

Nominees

Class II Director Nominees for Election to a Term Expiring at the 2012 Annual Meeting	Age	Position(s) Held
Wm. Stacy Locke	53	President, Chief Executive Officer and Director

C. John Thompson	56	Director

Class I Director Nominee for Election to a Term Expiring at the 2011 Annual Meeting	Age	Position Held
Scott D. Urban	55	Director

Wm. Stacy Locke has served as one of our directors as well as President of the company since May 1995, when he joined Pioneer. In December 2003, Mr. Locke was appointed Chief Executive Officer. In addition to his continuous role as President, Mr. Locke has also served as Chief Financial Officer and Chief Operating Officer. Prior to joining Pioneer, Mr. Locke was in investment banking with Arneson, Kercheville, Erhenberg & Associates from 1993 to 1995 and Chemical Banking Corporation from 1988 to 1992.

C. John Thompson has served as one of our directors since May 2001. Mr. Thompson currently serves as Chairman and Chief Executive Officer of Ventana Capital Advisors, Inc., a capital advisory company he founded in June 2004. Mr. Thompson served as a Vice President of Constellation Energy, a position he held from August 2003 to May 2004. Mr. Thompson was a consultant from December 2001 to August 2003.

Scott D. Urban has served as one of our directors since October 2008. Mr. Urban is a partner in Edgewater Energy Partners, a consulting firm focused on the oil and gas exploration and production industry and assisting private equity firms with upstream investments. Mr. Urban served as Group Vice President, Upstream, for BP PLC from 2004 to 2005 and served as BP’s Group Vice President, North Sea Operations, from 2000 to 2004. Prior to joining BP, Mr. Urban held a variety of management positions with Amoco Corporation, including Group Vice President, Worldwide Exploration and Upstream Business Unit Manager, China. Mr. Urban received a Master’s Degree in geology and a Bachelor’s Degree in earth science from Bowling Green State University. Mr. Urban currently serves on the Board of Directors of Noble Energy, Inc. and has served as a board member of the UK Offshore Operators Association, the Business Council for International Understanding and the Netherlands Oil and Gas Exploration and Production Association.

Our board of directors unanimously recommends a vote “FOR” the election of Wm. Stacy Locke and C. John Thompson as Class II Directors and Scott D. Urban as a Class I Director.

DIRECTOR WITH A TERM EXPIRING IN 2010

Class III Director Whose Term Expires at the 2010 Annual Meeting	Age	Position Held
John Michael Rauh	59	Director

John Michael Rauh has served as one of our directors since October 2008. Mr. Rauh served as Vice President and Corporate Controller of Kerr-McGee Corporation from 2001 until his retirement in 2006, where he was responsible for worldwide accounting, tax and Sarbanes-Oxley 404 compliance. He also served as a Founding Director of Kerr-McGee’s chemical operations spin-off. Mr. Rauh joined Kerr-McGee in 1981 and served in varying capacities, including Treasurer, Controller and Assistant Controller. Prior to joining Kerr-McGee, Mr. Rauh was an auditor with Arthur Young & Company, which merged with Ernst & Whinney in 1989 to form Ernst & Young. Mr. Rauh is a Certified Public Accountant. He received a Masters Degree in accounting from Oklahoma State University and a Bachelor’s Degree in accounting and economics from Northwestern Oklahoma State University.

DIRECTOR WITH A TERM EXPIRING IN 2011

Class I Director Whose Term Expires at the 2011 Annual Meeting	Age	Position Held
Dean A. Burkhardt	58	Chairman

Dean A. Burkhardt has served as one of our directors since October 26, 2001 and Chairman since May 2008. In addition to his role as a horse and cattle rancher, Mr. Burkhardt has been a consultant to the energy services industry since 1997 with a special emphasis in oil and gas projects in emerging markets, workover services, fuel cells and engineering and quality management services. He also served as co-founder, President and CEO (1983-1985) of Applied Petroleum Software, a provider of production engineering software for optimizing oil and gas well completions; President and CEO of Seismic Products (1982), Cliff Mock, Inc. (1982) and Tescorp Energy Services (1981-1982) as well as President and COO of Tescorp, Inc. (1982); was a co-founder (1979), Executive Vice President of Sales and Operations (1979-1981) and a director (1979-1989) of Cheyenne Services, Inc., a provider of oilfield tubular makeup, tubular inspection and third party quality assurance services.

There are no family relations of first cousin or closer among our directors or executive officers by blood, marriage or adoption. The board has determined that all of our directors are independent directors, as defined by the rules of the NYSE Alternext US, other than Mr. Locke who, as President and Chief Executive Officer, is an employee of Pioneer.

INFORMATION CONCERNING MEETINGS

AND COMMITTEES OF THE BOARD OF DIRECTORS

Director Meetings

Our board of directors held nineteen meetings and acted by written consent five times during the fiscal year ended December 31, 2008. The board has three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. During the fiscal year ended December 31, 2008, all of the directors attended at least 75% of the total number of meetings of the board and any committee on which each served. In addition, the independent directors also held regular meetings consisting solely of independent directors during the fiscal year ended December 31, 2008.

Audit Committee

Messrs. Bunch, Burkhardt, and Thompson served on the audit committee from January 1, 2008 through August 19, 2008. Mr. Bunch served as the Chairman of the audit committee until his resignation from the board of directors on August 19, 2008. Mr. Burkhardt was appointed as the Chairman on August 20, 2008. From August 20, 2008 through October 13, 2008, the audit committee consisted of Messrs. Burkhardt and Thompson. On October 14, 2008, Mr. Rauh was appointed to the audit committee. The audit committee met nine times during the fiscal year ended December 31, 2008. The audit committee is governed by a charter that the board amended and restated on December 11, 2008. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary or by going to our Web site at www.pioneerdrlg.com.

Our common stock is listed on the NYSE Alternext US. As such, we have agreed to comply with the listing standards of the NYSE Alternext US, which require that we have at least three members of the audit committee, each of whom is independent. Each of our audit committee members is independent, as defined by the rules of the NYSE Alternext US and the rules and regulations of the SEC. In addition, the board has determined that each member of the audit committee is an “audit committee financial expert” as defined by the SEC. The experience of each member of the audit committee is described in the biographies under the heading “Proposal 1 – Election of Directors.”

The audit committee’s role is one of financial oversight. Our management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. The audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditors’ work. The following functions are the key responsibilities of the audit committee in carrying out its oversight:

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm and overseeing the qualifications and independence of such firm;

•	overseeing our accounting and financial reporting processes and the audits of our financial statements;

•	overseeing the performance of our internal audit function;

•	overseeing our compliance with legal and regulatory requirements;

•	preparing a report for inclusion in our proxy statement of its review of our audited financial statements;

•	pre-approving audit, review or attest services and permitted non-audit services (including the terms and fees thereof) to be performed by our independent registered public accounting firm; and

•	reviewing and assessing, on an annual basis, the adequacy of the audit committee’s charter and recommending revisions to the board.

The audit committee meets separately from the whole board with the independent auditors to provide an open avenue of communication. The audit committee is ultimately responsible for the selection, evaluation and replacement of our independent auditors.

Compensation Committee

Messrs. Bunch, Burkhardt (Chairman), Harness, and Thompson served on the compensation committee from January 1, 2008 through May 16, 2008. Mr. Harness resigned from the board of directors effective May 16, 2008. Messrs. Bunch, Burkhardt (Chairman) and Thompson served on the compensation committee from May 16, 2008 through August 19, 2008. Mr. Bunch resigned from the board of directors on August 19, 2008. From August 20, 2008 through October 13, 2008, the compensation committee consisted of Messrs. Burkhardt and Thompson. Mr. Thompson was appointed Chairman of the compensation committee on August 21, 2008. On October 13, 2008, Mr. Urban was appointed to the compensation committee. The compensation committee met six times and acted by written consent six times during the fiscal year ended December 31, 2008. Each of our compensation committee members is independent, as defined by the rules of the NYSE Alternext US. The compensation committee is governed by a charter that the board amended and restated on December 11, 2008. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary or by going to our Web site at www.pioneerdrlg.com. The compensation committee’s responsibilities include:

•	approving and overseeing our compensation policies, objectives and programs for our executive officers and directors;

•	annually reviewing and approving corporate goals, objectives and other key measures relevant to the compensation of Pioneer’s executive officers and other key employees;

•	reviewing and approving all formal employment or other contracts between Pioneer and our executive officers and other key employees;

•

administering and reviewing Pioneer’s incentive-compensation plans, equity-based plans and other compensation and benefit plans, and authorizing the issuance of stock of Pioneer pursuant to such plans; and

•	retaining and terminating a compensation consultant to assist the committee and approving such consultant’s fees and other retention terms.

Except as described in the Compensation Discussion and Analysis section of this proxy statement, at this time, the Compensation Committee does not intend to delegate its powers and authority to any subcommittee or other persons. For additional information concerning the compensation committee, see “Compensation Discussion and Analysis” and “Report of the Compensation Committee.”

Nominating and Corporate Governance Committee

Messrs. Bunch, Burkhardt, Harness, and Thompson (Chairman) served on the nominating and corporate governance committee from January 1, 2008 through May 16, 2008. Mr. Harness resigned from the board of directors effective May 16, 2008. Messrs. Bunch, Burkhardt and Thompson (Chairman) served on the nominating and corporate governance committee from May 16, 2008 through August 19, 2008. Mr. Bunch resigned from the board of directors on August 19, 2008. From August 20, 2008 through October 13, 2008, the nominating and corporate governance committee consisted of Messrs. Burkhardt and Thompson. On October 14, 2008, Mr. Urban was appointed to the nominating and corporate governance committee. The nominating and corporate governance committee held six meetings during fiscal year ended December 31, 2008. Each of our nominating and corporate governance committee members is independent, as defined by the rules of the NYSE Alternext US.

The nominating and corporate governance committee is responsible for seeking, evaluating and recommending qualified individuals to become directors and serve on committees of the board of directors. The committee is also responsible for periodically reviewing and assessing the adequacy of our corporate governance policies and procedures and recommending proposed changes to the board. In addition, the committee periodically assesses the performance of the board of directors. The nominating and corporate governance committee is governed by a charter that the board amended and restated on December 11, 2008. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary or by going to our Web site at www.pioneerdrlg.com.

Director Nominations

The nominating and corporate governance committee considers candidates for board membership suggested by its members and other board members, as well as by management and shareholders. The committee may also retain a third-party executive search firm to identify candidates from time to time. In 2008, the nominating and corporate governance committee retained SpencerStuart, a third-party executive search firm, to identify and evaluate potential director candidates. SpencerStuart assisted the committee in identifying Mr. Rauh and Mr. Urban, who were appointed to our board of directors in October 2008. Shareholders wishing to suggest a qualified candidate should submit the recommendation in writing to the committee in care of our Corporate Secretary at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209. Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary:

•	the name, age and business address of that person;

•	the principal occupation or employment of that person;

•	the class or series and number of shares of capital stock of Pioneer which that person owns beneficially or of record; and

•

all other information, if any, relating to that person which Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder would require Pioneer or that shareholder to disclose in a proxy statement or in any other filing in connection with solicitations of proxies for an election of directors.

Once a prospective candidate has been identified, the nominating and corporate governance committee makes the initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the committee determines that additional consideration is warranted, it may ask a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the committee. The committee then evaluates the prospective candidate by considering, in addition to the criteria set forth in our bylaws, each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in our shareholders’ and our best interests. Consideration is also given to members of the board having an appropriate mix of background and skills. The same criteria apply with respect to the nominating and corporate governance committee’s evaluation of all candidates for membership to our board, including candidates recommended by shareholders. However, additional procedures will apply, as provided in our bylaws, if a shareholder wishes to submit at an annual meeting a director candidate who is not approved by our nominating and corporate governance committee or our board.

Any shareholder desiring to nominate a director at our 2010 Annual Meeting of Shareholders without including such nomination in our proxy materials for that meeting must provide timely notice to the Company of such nomination in the form provided by our bylaws. See our bylaws for a description of the required form and content of this notice. To be timely, such notice must ordinarily be delivered to our principal executive offices (Attention: Corporate Secretary), at the address set forth above, no later than the close of business on the 90th day nor earlier than the 180th day prior to the first anniversary date of the preceding year’s annual shareholder meeting (i.e., nominations for director for inclusion in the 2010 Annual Meeting of Shareholders must be delivered to our principal executive offices no earlier than November 16, 2009 and no later than the close of business on February 15, 2010), or such proposal will be considered untimely. However, in the event that the date of the pending annual meeting of shareholders is more than 30 days before or more than 60 days after the first anniversary of the previous year’s annual meeting of shareholders, then such notice must be received not later than the later to occur of the close of business on the 90th day prior to the pending annual meeting of shareholders or the 10th day following the day on which public announcement of the date of such annual meeting of shareholders is first made by the Company. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to the Corporate Secretary at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that satisfies the SEC’s definition of a “Code of Ethics” and applies to all employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct and Ethics is posted on our Web site at www.pioneerdrlg.com. We intend to disclose on our Web site any amendments to the Code of Conduct and Ethics and any waivers of the Code of Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer.

Director Compensation

During the fiscal year ended December 31, 2008, we paid to each of our non-employee directors fees for service on our board of directors or committees of our board as follows:

	January 1, 2008 to May 15, 2008	May 16, 2008 to December 31, 2008
Board Member Fees:
Chairman’s annual retainer	$57,000	$70,000
Member’s annual retainer	$30,000	$30,000
Each meeting attended in person	$1,500	$1,500
Each meeting attended by telephone	$1,000	$1,000

Audit Committee Fees:
Chairman’s annual retainer	$10,000	$12,000
Member’s annual retainer	$5,000	$5,000
Each meeting attended in person	$1,250	$1,500
Each meeting attended by telephone	$1,000	$1,000

Compensation Committee Fees
Chairman’s annual retainer	$5,000	$7,500
Member’s annual retainer	$1,750	$1,750
Each meeting attended in person	$1,250	$1,500
Each meeting attended by telephone	$1,000	$1,000

Nominating and Corporate Governance Committee Fees:
Chairman’s annual retainer	$5,000	$7,500
Member’s annual retainer	$1,750	$1,750
Each meeting attended in person	$1,250	$1,500
Each meeting attended by telephone	$1,000	$1,000

Special Committee Fees
Each meeting attended in person	—	$1,500
Each meeting attended by telephone	—	$1,000

Prior to 2008, we generally granted non-employee directors options to purchase 10,000 shares of common stock upon their appointment to the board of directors and 10,000 shares of common stock in each subsequent year that they remained a member of the board of directors. During 2008, the Compensation Committee continued the practice of granting each new member of the board of directors an option to purchase 10,000 shares of common stock and granted a restricted stock award with a fair market value of approximately $100,000 to the returning members of the board of directors. In addition, we reimburse the directors for out-of-pocket expenses they incur in connection with attending meetings of the board of directors and board committees or otherwise in their capacity as directors. Our executive officers do not make recommendations regarding the non-employee directors’ compensation.

We expect each director to make every effort to attend each meeting of the board of directors, each meeting of any board committee on which he sits and the annual meeting of shareholders. Attendance in person at board and committee meetings is preferred but not required; attendance by teleconference is permitted, if necessary. All of our directors attended last year’s annual meeting.

The following table summarizes the compensation we paid each of our non-employee directors during the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total
Dean A. Burkhardt	$231,438	$20,926	—	$252,364

C. John Thompson	$201,937	$20,926	—	$222,863

C. Robert Bunch	$82,874	—	—	$82,874

Michael F. Harness	$36,248	—	—	$36,248

John Michael Rauh	$14,750	—	$6,014	$20,764

Scott D. Urban	$15,876	—	$6,014	$21,890

(1)	The amounts included in the “Stock Awards” column represent the compensation cost recognized by us during the fiscal year ended December 31, 2008 related to restricted stock awards to directors, computed in accordance with Statement of Financial Accounting Standards No. 123(Revised), Share-Based Payment (“SFAS 123R”). For a discussion of valuation assumptions, see Note 1 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2008.
(2)	The amounts included in the “Option Awards” column represent the compensation cost recognized by us during the fiscal year ended December 31, 2008 related to stock option awards to directors, computed in accordance with SFAS 123R. For a discussion of valuation assumptions, see Note 1 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2008. The total grant date fair value of the option awards in 2008 was $41,773 each for Mr. Rauh and Mr. Urban.

The following table provides information on the outstanding equity awards for each of our non-employee directors as of December 31, 2008:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3)
Dean A. Burkhardt	5,000	—		$13.98	6/14/2010	—		—
	10,000	—		$14.48	6/14/2011	—		—
	10,000	—		$14.98	6/14/2012	—		—
	—	—		—	—	5,858	(2)	$32,629

C. John Thompson	5,000	—		$13.98	6/14/2010	—		—
	10,000	—		$14.48	6/14/2011	—		—
	10,000	—		$14.98	6/14/2012	—		—
	—	—		—	—	5,858	(2)	$32,629

John Michael Rauh	—	10,000	(1)	$10.32	10/5/2018	—		—

Scott D. Urban	—	10,000	(1)	$10.32	10/5/2018	—		—

C. Robert Bunch	5,000	—		$13.98	6/14/2010	—		—
	10,000	—		$14.48	6/14/2011	—		—
	10,000	—		$14.98	6/14/2012	—		—

Michael F. Harness	5,000	—		$5.95	5/17/2009	—		—
	5,000	—		$13.98	6/14/2010	—		—
	10,000	—		$14.48	6/14/2011	—		—
	10,000	—		$14.98	6/14/2012	—		—

(1)	The indicated options are scheduled to vest in installments of 3,333 shares each on October 6, 2009 and October 6, 2010, and 3,334 shares on October 6, 2011.
(2)	The indicated shares of restricted stock are scheduled to vest in installments of 1,952 shares on May 16, 2009, and 1,953 shares each on May 16, 2010 and May 16, 2011.
(3)	The market value of the shares of restricted stock that have not vested is based on the closing price of Pioneer Drilling Company common stock on December 31, 2008 of $5.57 per share.

EXECUTIVE OFFICERS

The following table provides information about our current executive officers (ages are as of March 31, 2009):

Name	Age	Position(s) Held
Wm. Stacy Locke	53	President, Chief Executive Officer and Director

Lorne E. Phillips	38	Executive Vice President and Chief Financial Officer

Franklin C. West	69	Executive Vice President and President of Drilling Services Division

Joseph B. Eustace	54	Executive Vice President and President of Production Services Division

Carlos R. Pena	42	Vice President, General Counsel, Secretary and Compliance Officer

For a description of the business background of Mr. Locke, see “Directors with Terms Expiring in 2009” above.

Lorne E. Phillips was appointed Executive Vice President and Chief Financial Officer effective February 1, 2009. Prior to joining Pioneer Drilling Company, Mr. Phillips worked the last 10 years at Cameron International Corporation, serving most recently as Vice President and Treasurer. Prior to that, he was General Manager of Cameron’s Canadian valves operations, Vice President of Marketing and M&A for the valves division, and Business Development Manager for Cameron. Before joining Cameron, he was a Financial Analyst for SCF Partners, a provider of equity capital to energy service and equipment companies, and for Simmons & Company International, an investment bank focused on the energy industry.

Franklin C. West currently serves as Executive Vice President and President of our Drilling Services Division. Prior to his appointment as President of our Drilling Services Division on March 1, 2008, Mr. West served as our Chief Operating Officer since January 2002. Prior to joining Pioneer, he was Vice President for Flournoy Drilling Company from 1967 until it was acquired by Grey Wolf, Inc. in 1997, and he continued in the same capacity for Grey Wolf, Inc., an on-shore oil and gas drilling contractor, until December 2001.

Joseph B. Eustace was appointed as Executive Vice President and President of our Production Services Division on March 1, 2008. Prior to joining Pioneer Drilling Company, Mr. Eustace served as President of WEDGE Oil and Gas Services since 2004. Prior to 2004, Mr. Eustace served as Group Vice President for Key Energy Services from 1998 to 2004, and as Vice President of Operations for Dawson Production Services from 1982 until Key Energy Services acquired Dawson Production Services in 1998.

Carlos R. Pena was appointed Vice President, General Counsel, Secretary and Compliance Officer effective October 27, 2008. Mr. Pena has practiced law since 1992 and has experience providing both outside corporate and securities counsel and in-house M&A counsel. Prior to joining Pioneer Drilling in October 2008, he worked for AT&T, Inc. in the M&A legal group. From 1996 to 2007, he focused on securities and corporate finance, M&A, venture capital, and corporate governance at Fulbright & Jaworski L.L.P., Cox Smith Matthews Incorporated, and Vinson & Elkins L.L.P.

COMPENSATION DISCUSSION AND ANALYSIS

Introductory Note

The compensation committee of our board of directors (the “Compensation Committee”) and Company management evaluated and set 2008 executive compensation in the context of the Company’s performance and certain significant changes in the Company’s business. On March 1, 2008, we significantly expanded our service offerings when we acquired the production services businesses of WEDGE Group Incorporated and Prairie Investors d/b/a Competition Wireline. We sometimes refer to this acquisition as the Production Services Acquisition. The Production Services Acquisition significantly increased the size of our Company and lead to the formation of our Production Services Division which provides well services, wireline services and fishing and rental services. This increase in Company size and diversity particularly impacted compensation decisions for Mr. Locke, our President and Chief Executive Officer, whose responsibilities significantly increased as a result of the Production Services Acquisition. In addition, Mr. Joseph B. Eustace joined the Company as President of our Production Services Division and became one of our named executive officers.

Compensation Committee

The Compensation Committee administers our executive compensation program and is responsible for establishing appropriate compensation for our named executive officers. The duties of the Compensation Committee include:

•	approving and overseeing our compensation policies, objectives and programs for executive officers;

•	reviewing and approving all formal employment or other contracts between Pioneer and our executive officers;

•	annually reviewing and approving corporate goals, objectives and other key measures relevant to the compensation of our executive officers; and

•	evaluating the performance of executive officers.

The Compensation Committee periodically reviews its own performance so that it might find ways to adapt to changes impacting compensation decisions and decision-making processes. The Compensation Committee also annually reviews the effectiveness of our compensation programs in obtaining desired results.

Compensation Philosophy

The Compensation Committee designs our executive compensation programs to:

•	provide an executive compensation structure that is consistent with competitive pay practices;

•	attract, motivate and retain key personnel necessary to our success;

•	reward senior and key employees for building long-term shareholder value; and

•	encourage attainment of strategic business objectives with pay for performance.

The Compensation Committee reviews each element of compensation annually. Variable compensation (annual cash incentives, stock options and restricted stock awards) supports our pay for performance philosophy and represents approximately 55% to 85% of total direct compensation to our named executive officers. Annual cash incentive compensation is based on various performance measures intended to provide incentives for executives to make decisions that result in strong annual performance results. This is balanced by long-term incentive compensation in the form of stock option and restricted stock awards. Stock option awards generally vest over 3 years and are exercisable over a 10 year term. Restricted stock awards generally vest ratably over 3 years. As a result, our compensation program provides incentives to our executives to make business decisions that result in long-term shareholder value.

Change in Fiscal Year End

In December 2007, our board of directors approved a change in our fiscal year end from March 31 to December 31. The fiscal year end change was effective December 31, 2007 and resulted in a nine-month financial reporting period from April 1, 2007 to December 31, 2007. However, for purposes of determining annual cash incentive compensation, the Compensation Committee retained the previously established performance measurement period of April 1, 2007 to March 31, 2008 (“Plan Year 08-A”). In addition, in February 2008, the Compensation Committee established a nine-month performance measurement period from April 1, 2008 to December 31, 2008 (“Plan Year 08-B”) and determined the target levels of the performance measures for annual cash incentive compensation for Plan Year 08-B. This resulted in two performance measurement periods ending during the January 1, 2008 to December 31, 2008 fiscal year—Plan Year 08-A ended on March 31, 2008 and Plan Year 08-B ended on December 31, 2008.

According to SEC rules and regulations, non-equity incentive plan compensation, such as our annual cash incentive compensation, is reported in the fiscal year in which the relevant performance measure is satisfied. The performance measures for both Plan Year 08-A and Plan Year 08-B were satisfied during the fiscal year ended December 31, 2008. As a result, in the Summary Compensation Table and related explanatory tables below, the amounts indicated for Non-Equity Incentive Plan Compensation for the fiscal year ended December 31, 2008, include awards for both Plan Year 08-A and Plan Year 08-B.

Beginning in 2009, and for each subsequent year, we expect the Compensation Committee to evaluate and determine executive compensation, including annual cash incentive compensation, based on a January 1 to December 31 fiscal year.

Benchmarking

In March 2008, the Compensation Committee retained Stone Partners as an independent compensation consultant to assist in the Compensation Committee’s compensation determinations. Stone Partners reported to, and acted at the direction of, the Compensation Committee. Stone Partners was instructed to benchmark executive positions, to review general trends relating to executive compensation in the drilling and oilfield services industry, and to review the operation of our incentive plans. The Compensation Committee reviewed several sources as a reference for determining competitive total compensation packages. These sources included published data from Watson Wyatt Top Management, William M. Mercer-Energy, and Stone Partner’s Executive Oilfield Manufacturing and Services Industry compensation surveys. Both Watson Wyatt (national survey data) and Mercer-Energy (industry survey data) are nationally known, highly respected sources for data. Stone Partner’s survey (available to participants only and another industry survey) included 71 oilfield manufacturing and service companies; 2008 was the 12th year of publication for this survey. In addition, the Compensation Committee reviewed proxy statement data from a peer group of companies. In December 2007, we determined that our fiscal year 2008 industry peer group would consist of the following companies:

•	Allis-Chalmers Energy, Inc. *

•	Atwood Oceanics, Inc.

•	Basic Energy Services, Inc. *

•	Bronco Drilling Co., Inc. *

•	Complete Production Services, Inc. *

•	Grey Wolf, Inc.

•	Helix Energy Solutions Group

•	Helmerich & Payne, Inc.

•	Key Energy Services, Inc. *

•	Oil States International, Inc. *

•	Parker Drilling Company

•	RPC, Inc. *

•	Superior Energy Services, Inc. *

•	Unit Corp.

*	additions to the peer company list for 2008

Two companies previously on the peer company list were dropped: TODCO because it was acquired by Hercules Offshore, Inc. and Petroleum Development Corp. because its 2007 revenues were below $300 million. These companies were selected because of similarities we shared in anticipation of the acquisition of our Production Services division, including a common industry (oilfield services) and similar levels of market capitalization (between $422.7 million and $4.7 billion), 2007 assets (between $547.7 million and $5.4 billion) and 2007 revenue (between $312 million and $2 billion).

In April 2008, the compensation consultant benchmarked the 25th, 50th and 75th percentiles for the data sources mentioned above to gain an understanding of competitive pay practices. The industry peer group, industry surveys and national survey data are equally weighted, considered for each element of compensation, and collectively referred to as the “survey data” throughout this Compensation Discussion and Analysis. In evaluating and setting compensation for our named executive officers, the Compensation Committee does not target a specific percentile within the survey data, but rather uses the survey data as a guide, in combination with the other factors discussed in this compensation discussion and analysis, to determine compensation levels for our named executive officers.

Elements of Compensation

Base Salary

We pay our executive officers, including the officers named in the Summary Compensation Table included in this proxy statement (the “named executive officers”) base salaries that are at levels the Compensation Committee believes are necessary to attract and retain talented officers. The Compensation Committee generally determines base salary amounts on an annual basis. Because other elements of compensation are typically expressed as a percentage of base salary, maintaining a competitive base salary for each named executive officer is a high priority in the current oilfield services industry employment market and is particularly important to us given our focus as a growth company within that industry. The Compensation Committee assesses performance for base salary purposes using a qualitative, rather than quantitative, performance assessment. The Compensation Committee does not use a specific performance formula or a weighting of factors in determining base salary levels. Instead, the Compensation Committee considers financial performance, execution of our business strategy, and individual contributions to the business, as well as pay levels of comparable executives at peer companies. In considering these factors, the Compensation Committee reviews executive performance with the Chief Executive Officer and generally relies on the Chief Executive Officer’s evaluation of each officer’s performance (other than his own).

The following table sets forth each named executive officer’s annual base salary as of December 31, 2007 and December 31, 2008.

Name and Position	Annual Base Salary as of December 31, 2007	Annual Base Salary as of December 31, 2008	% Change
Wm. Stacy Locke, Director, President and Chief Executive Officer	$450,000	$550,000	22.2%
William D. Hibbetts, Senior Vice President and Interim Chief Financial Officer	$210,000	$210,000	—
Franklin C. West, Executive Vice President and President of Drilling Services Division	$370,000	$395,000	6.8%
Joseph B. Eustace, Executive Vice President and President of Production Services Division	—	$280,000	N/A
Donald G. Lacombe, Senior Vice President of Drilling Services Division – Marketing	$195,000	$210,000	7.7%

Joyce M. Schuldt, who resigned as Chief Financial Officer in August 2008, received an annual base salary of $300,000 prior to her resignation.

In August 2008, the Compensation Committee reviewed base salaries for the named executive officers in accordance with the factors discussed above. As discussed above, Mr. Locke’s responsibilities significantly increased due to the Production Services Acquisition. As a result, the Compensation Committee increased Mr. Locke’s annual base salary by 22.2% to reflect these additional responsibilities. The base salaries for the other named executive officers increased an average of 7.8% in accordance with expected competitive pay practices for fiscal 2008. After these salary increases, base salaries of the named executive officers ranged between the 38th and 69th percentile of the survey data discussed under “Benchmarking” above. On average, base salaries for our named executive officers fall at the market median. The Compensation Committee has determined that base salaries at this level enable us to attract and retain talented officers while permitting us to pay a substantial portion of total direct compensation in the form of variable compensation (annual cash and long-term incentives).

Annual Cash Incentive Compensation

Since 2006, the Compensation Committee has implemented an annual formula-based, cash-incentive plan. The plan rewards officers for performance in each year. The named executive officers can receive up to approximately 30% of their total direct compensation (including base salary, annual cash incentive compensation and long-term incentive compensation) in the form of annual cash incentives. The Compensation Committee has determined that this level of annual cash incentive compensation appropriately motivates our executive officers to produce strong business performance each year while allowing for a competitive base salary and other forms of compensation to encourage creation of long-term shareholder value.

The cash incentive award levels for the named executive officers for Plan Year 08-A, expressed as a percentage of base salary, were as follows:

Name	Threshold	Target	Above Expectation
Wm. Stacy Locke	24%	80%	140%
William D. Hibbetts	12%	40%	80%
Joyce M. Schuldt	15%	50%	100%
Franklin C. West	15%	50%	100%
Donald G. Lacombe	12%	40%	80%

Because Joseph B. Eustace joined the Company in March 2008, he did not participate in the cash incentive award program for Plan Year 08-A.

The cash incentive award levels for the named executive officers for Plan Year 08-B, expressed as a percentage of base salary, were as follows:

Name	Threshold	Target	Above Expectation
Wm. Stacy Locke	24%	80%	160%
William D. Hibbetts	12%	40%	80%
Franklin C. West	15%	50%	100%
Joseph B Eustace	15%	50%	100%
Donald G. Lacombe	12%	40%	80%

Because Joyce M. Schuldt resigned from the Company in August 2008, she did not participate in the cash incentive award program for Plan Year 08-B.

For each performance measure, a “target” level is established annually. The “threshold” and “above expectation” levels are functions of the target level. The target level for the performance measures generally derives from our board-approved budget. The Compensation Committee strives to set performance goals that are both measurable and achievable while providing effective incentive to contribute to our growth. Cash incentive payments are prorated if performance measure results fall between threshold and target or between target and above expectation. Factors taken into account in determining each named executive officer’s annual cash incentive award target include the individual’s responsibilities, the individual’s experience, and overall fairness, as well as competitive pay practices that are discussed under “Benchmarking” above.

During 2008, we based cash incentive awards for each named executive officer on achievement of specific performance measures and individual performance objectives. While the performance measures may change from year to year, as further discussed below, our annual performance measures for both Plan Year 08-A and Plan Year 08B included: earnings per share; earnings before income tax, depreciation and amortization expense or “EBITDA”; EBITDA return on capital employed; and safety record (recordable incident rate). For the earnings per share and return on capital employed calculations, we excluded the impact of goodwill and intangible asset impairment charges.

For Plan Year 08-B, the EBITDA objective for the corporate officers was consolidated EBITDA for the entire company and for divisional officers was that division’s EBITDA; Mr. Locke, as the Chief Executive Officer, is the only executive with the return on capital employed as an objective; the other executives have additional weight allocated to their EBITDA objective.

For Plan Year 08-A, individual performance objectives for the named executive officers included: expand strategically, build out the management team to accommodate strategic expansion, continue to improve communications with the board of directors, optimize internal controls and compliance processes, continue to improve operation performance, refine marketing processes and enhance safety program. For Plan Year 08-B, individual performance objectives were not established and that portion of the cash incentive compensation was discretionary.

The weighting of the current performance measures and individual performance objectives for the named executive officers for Plan Year 08-A was as follows:

Name	Earnings per share	EBITDA	EBITDA Return on Capital Employed	Safety Record (Recordable Incident Rate)	Individual Performance Objectives
Wm. Stacy Locke	20%	15%	15%	20%	30%
William D. Hibbetts	20%	15%	15%	20%	30%
Joyce M. Schuldt	20%	15%	15%	20%	30%
Franklin C. West	20%	15%	15%	20%	30%
Donald G. Lacombe	20%	15%	15%	20%	30%

The weighting of the current performance measures and individual performance objectives for the named executive officers for Plan Year 08-B was as follows:

Name	Earnings per share	Consolidated or Division Level EBITDA	Consolidated EBITDA Return on Capital Employed	Safety Record (Recordable Incident Rate)	Discretionary Based on Individual Performance
Wm. Stacy Locke	20%	15%	15%	20%	30%
William D. Hibbetts	20%	30%	—	20%	30%
Franklin C. West	20%	30%	—	20%	30%
Joseph B. Eustace	20%	30%	—	20%	30%
Donald G. Lacombe	20%	30%	—	20%	30%

The Compensation Committee has determined that these weighting percentages appropriately correspond to our business objectives and encourage the named executive officers to focus on those factors that the Compensation Committee feels are important for both our short-term and long-term success.

For Plan Year 08-A, the Compensation Committee approved in May 2007 performance measures and performance objectives in for Messrs. Locke, West, Lacombe and Hibbetts, and in July 2007 for Ms. Schuldt, after reviewing the appropriateness of the performance measures used in the past and determining anticipated difficulties in achieving specific performance targets. For Plan Year 08-B, the Compensation Committee approved in November 2008 performance measures for Messrs. Locke, West, Lacombe, Eustace and Hibbetts after reviewing the appropriateness of the performance measures used in the past and determining anticipated difficulties in achieving specific performance targets.

The approved financial performance criteria and the actual performance achieved for Plan Year 08-A and Plan Year 08-B were:

	Performance Criteria			Actual
	Threshold	Target	Above Expectation	Result Achieved	% of Target
Plan Year 08-A
Earnings Per Share	$0.84	$1.12	$1.46	$1.00	89.3%
Consolidated EBITDA (in thousands)	$110,689	$147,586	$191,862	$135,619	91.9%
Consolidated EBITDA Return on Capital Employed	24.3%	32.4%	42.1%	29.8%	92.0%

Plan Year 08-B
Earnings Per Share	$0.79	$1.05	$1.37	$1.22	116.2%
Consolidated EBITDA (in thousands)	$115,530	$154,040	$200,252	$178,560	115.9%
US Drilling Services Division EBITDA (in thousands)	$66,293	$88,390	$114,907	$116,239	131.5%
Production Services Division EBITDA (in thousands)	$44,535	$59,380	$77,194	$58,512	98.5%
Consolidated EBITDA Return on Capital Employed	15.4%	20.5%	26.7%	22.5%	109.8%

Within this framework, the Compensation Committee determined that the threshold objectives for earnings per share, EBITDA, and EBITDA Return on Capital Employed had been exceeded in Plan Year 08-A and that the target objectives for each of these performance measures had been exceeded in Plan Year 08-B. We strive to set a target safety record goal that is both achievable and provides effective incentive to perform individual functions in a manner that is as safe as reasonably possible. For the past two plan years, our target safety record goal was set below published industry average incident rates. For Plan Year 08-A, the Compensation Committee determined that performance exceeded the above expectation objective for safety record. The Compensation Committee then increased the difficulty of our target safety record goal by over 25% for Plan Year 08-B as compared to the prior plan year. For Plan Year 08-B, the Compensation Committee again determined that performance exceeded the above expectation objective for safety record.

The following table indicates the total cash incentive award and the amount of the cash incentive award that corresponds to each performance measure for each named executive officer for Plan Year 08-A and Plan Year 08-B were:

	Plan Year 08-A Performance Measures
Name	Earnings Per Share	Consolidated EBITDA	Consolidated EBITDA Return on Capital Employed	Safety Record	Individual Performance Objectives	Total
Wm. Stacy Locke	$50,400	$41,740	$41,871	$126,000	$108,000	$368,011
William D. Hibbetts	$11,760	$9,739	$9,770	$33,600	$25,200	$90,069
Joyce M. Schuldt	$14,861	$12,307	$12,346	$42,459	$31,844	$113,817
Franklin C. West	$25,900	$21,450	$21,517	$74,000	$55,500	$198,367
Donald G. Lacombe	$10,920	$9,044	$9,072	$31,200	$23,400	$83,636

	Plan Year 08-B Performance Measures
Name	Earnings Per Share	Consolidated EBITDA	US Drilling Services Division EBITDA	Production Services Division EBITDA	Consolidated EBITDA Return on Capital Employed	Safety Record	Discretionary Based on Individual Performance	Total
Wm. Stacy Locke	$101,618	$75,765	N/A	N/A	$65,625	$132,000	$148,500	$523,508
William D. Hibbetts	$19,400	N/A	$37,800	N/A	N/A	$23,280	$28,350	$108,830
Franklin C. West	$45,612	N/A	$88,875	N/A	N/A	$54,736	$44,438	$233,661
Joseph B. Eustace	$43,111	N/A	N/A	$40,280	N/A	$28,000	$42,000	$153,391
Donald G. Lacombe	$19,400	N/A	$37,800	N/A	N/A	$23,280	$18,900	$99,380

Total cash compensation (including base salary and annual incentive compensation) established for the named executive officers in May 2008 ranged between the 37th and 68th percentile of the survey data discussed under “Benchmarking” above. On average the total cash compensation for our named executive officers falls at the market median. The Compensation Committee has determined that this level of annual cash compensation provides for a competitive base salary and motivates management to achieve annual business objectives while allowing the Company to also provide a significant portion of the named executive officers’ total direct compensation in the form of long-term incentive compensation to motivate the creation of long-term shareholder value.

Long-Term Incentive Compensation

Our 2007 Incentive Plan provides for stock option, restricted stock and performance-based cash awards to our named executive officers. The Compensation Committee believes this long-term element of compensation motivates management to seek to maximize long-term shareholder value. According to guidelines adopted by the Compensation Committee for granting of awards, each eligible employee receives awards at the Compensation Committee’s discretion based on the following considerations: (1) the employee’s base salary; (2) a multiple of base salary based on the employee’s position with the company, the employee’s responsibilities, the employee’s experience, and overall fairness, as well as survey data discussed under “Benchmarking” above; (3) the fair value of the stock; (4) company performance; and (5) the individual employee’s performance. The Compensation Committee reviews prior awards to compare the multiple of base salary from the prior award to the current award. The Compensation Committee meets annually to determine long-term incentive awards, if any, for each named executive officer. Stock options are granted with an exercise price equal to the closing price of our common stock on the date of grant. We do not have a program, plan or practice to time our long-term incentive awards in coordination with the release of material, non-public information. In the event that material non-public information becomes known to the Compensation Committee prior to granting long-term incentive awards, the Compensation Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the long-term incentive award in order to avoid any impropriety.

As of August 2008, the Compensation Committee allocated between 22% and 69% of each of the named executive officer’s total direct compensation to equity awards. The Compensation Committee has determined that these percentages allow us to provide a competitive base salary and annual incentive cash compensation while still motivating the named executive officers to make decisions that result in long-term shareholder value. The Compensation Committee allocated a higher percentage of Mr. Locke and the two division President’s total direct compensation to equity awards because the Compensation Committee believed their position uniquely allows them to influence the financial performance of the Company and, accordingly, their compensation should be more closely tied to the Company’s stock performance results.

The Compensation Committee approves, or recommends to the board of directors for approval, all grants of equity compensation to Company employees, including the named executive officers. During the fiscal year ended December 31, 2008, equity awards were made to approximately 118 employees, including the named executive officers, or about 4% of total employees.

After the 2008 salary increases took effect and the equity awards were made for the fiscal year ended December 31, 2008, individual named executive officer total direct compensation ranged between the 27st and 76nd percentile of the survey data. On average the total direct compensation for our named executive officers falls just above the market median.

Additional Information

Health, Welfare and Retirement Benefits

Besides being a common component of compensation, health, welfare and retirement benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with us. These benefits help us to be competitive in attracting and retaining employees. Benefits help to keep employees focused on job performance without major distractions related to paying for health care, adequate savings for retirement and similar issues.

We offer a standard range of health and welfare benefits to substantially all U.S. employees, including the named executive officers. These benefits include medical, prescription drug and dental coverage, and life and accidental death and dismemberment insurance. In addition, short-term disability coverage and optional long-term disability insurance benefits are available to all salaried employees.

We offer a defined contribution 401(k) plan to substantially all of our U.S. employees. The participants may contribute, on a pretax basis, any amount of their base salary and cash incentive compensation, up to a limit imposed under the Internal Revenue Code. During the fiscal year ended December 31, 2008, we made matching contributions, up to a limit imposed under the Internal Revenue Code, with respect to these employee pretax contributions equal to 50% of the contributions made by a participating employee of the first 6% of the employee’s compensation. Under this matching scheme, employees become fully vested in employer contributions after five years of employment and are ratably vested prior to that time. The Summary Compensation Table reflects our contributions to the 401(k) Plan for each named executive officer.

Perquisites

We provide a limited number of perquisites to certain executive officers and key employees. Those perquisites primarily consist of car allowances and club memberships that our executive officers use in performing their duties. The All Other Compensation column of the Summary Compensation Table shows the value of perquisites we provided to the named executive officers during the fiscal year ended December 31, 2008.

Compensation Considerations for Fiscal Year 2009

During the latter half of 2008 and into 2009, weakening global economic conditions negatively impacted the Company’s overall performance, including share performance. Recognizing the need to balance retention of executive officers with the realities of reduced share performance, in 2009, the Compensation Committee decided that stock option grants and restricted stock awards continue to constitute the best long-term award vehicles. In addition, the Committee decided to begin making performance-based long-term cash awards for fiscal 2009. Our Compensation Committee will continue to review our compensation programs and make appropriate modifications to discourage risky short-term behavior and reward consistent and longer-term performance that correlates with shareowner value.

Role of Executive Officers in Setting Compensation

The Chief Executive Officer provides input into the Compensation Committee’s meeting agendas, including background information regarding our strategic objectives, suggestions on annual performance targets and reports on his evaluations of the other officers. He makes compensation recommendations for the other officers with respect to base salary increases, annual cash incentives and annual equity incentives that are then reviewed by the Compensation Committee. The Chief Financial Officer evaluates the financial implications of any Compensation Committee action.

The Compensation Committee meetings are attended by the Compensation Committee members and, as needed, by other directors, the Chief Executive Officer, the Chief Financial Officer, and outside advisors, including our compensation consultant. The Compensation Committee regularly meets in executive session without any members of management present.

Compliance With Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction for annual compensation paid to a public company’s Chief Executive Officer and its next three most highly compensated executive officers, excluding the Chief Financial Officer, to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock option awards granted under our 2007 Incentive Plan and other equity compensation plans have been structured to qualify as performance-based. The Compensation Committee’s intent is to design compensation awards that will be deductible without limitation where doing so will further the purposes of our executive compensation program. The Compensation Committee will, however, take into consideration the various other factors described in this Compensation Discussion and Analysis, together with Section 162(m) considerations in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not fully tax deductible. All compensation paid to the named executive officers in 2008 was deductible under Section 162(m), except for a portion of Mr. Locke’s 2008 non-equity incentive plan compensation.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the management of Pioneer Drilling Company, and, based on such review and discussions, the Compensation Committee recommended to the board of directors of Pioneer Drilling Company that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Dean A. Burkhardt, Chairman from January 1, 2008 to August 20, 2008
C. John Thompson, Chairman from August 21, 2008 to present
Scott D. Urban

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information concerning compensation for all services rendered to us in all capacities during the fiscal year ended December 31, 2008, the nine month fiscal year ended December 31, 2007, and the fiscal year ended March 31, 2007, by each individual who served as our principal executive officer or principal financial officer during these fiscal years and our other executive officers (collectively, the “named executive officers”).

Name and Principal Position	Fiscal Year Ended (1)	Salary	Option Awards (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (1)	All Other Compensation (4)	Total

Wm. Stacy Locke Director, President and Chief Executive Officer	December 31, 2008	$523,077	$936,430	$101,816	$891,519	$22,939	$2,475,781
	December 31, 2007	$344,700	$770,851	—	—	$16,141	$1,131,692
	March 31, 2007	$408,000	$631,476	—	$273,767	$20,432	$1,333,675

William D. Hibbetts Senior Vice President, Interim Chief Financial Officer (6)	December 31, 2008	$210,000	$157,420	$13,933	$198,899	$21,678	$601,930
	December 31, 2007	$161,538	$166,159	—	—	$18,246	$345,943
	March 31, 2007	$210,000	$248,458	—	$83,764	$19,016	$561,238

Joyce M. Schuldt Executive Vice President, Chief Financial Officer and Secretary (5)	December 31, 2008	$226,442	$338,345	$62,220	$113,817	$966,843	$1,707,667
	December 31, 2007	$131,538	$217,694	—	—	$102,228	$451,460
	March 31, 2007	—	—	—	—	—	—

Franklin C. West Executive Vice President and President of Drilling Services Division	December 31, 2008	$388,269	$140,707	$53,587	$432,028	$22,939	$1,037,530
	December 31, 2007	$283,923	$186,711	—	—	$17,790	$488,424
	March 31, 2007	$350,000	$519,728	—	$192,208	$20,328	$1,082,264

Joseph B. Eustace Executive Vice President and President of Production Services Division	December 31, 2008	$209,828	$207,951	$30,008	$153,391	$12,139	$613,317
	December 31, 2007	—	—	—	—	—	—
	March 31, 2007	—	—	—	—	—	—

Donald G. Lacombe Senior Vice President of Drilling Services Division - Marketing	December 31, 2008	$205,962	$219,756	$13,933	$183,016	$29,953	$652,620
	December 31, 2007	$149,654	$222,025	—	—	$21,910	$393,589
	March 31, 2007	$185,000	$213,874	—	$81,007	$25,979	$505,860

(1)	Non-equity incentive plan compensation for the fiscal year ended December 31, 2008 includes annual cash incentive compensation for both Plan Year 08-A and Plan Year 08-B as summarized in the following table:

Name	Plan Years	Non-Equity Incentive Plan Compensation
Wm. Stacy Locke	Plan Year 08-A (April 1, 2007 to March 31, 2008)		$368,011
	Plan Year 08-B (April 1, 2008 to December 31, 2008)		523,508

			$891,519
William D. Hibbetts (6)	Plan Year 08-A (April 1, 2007 to March 31, 2008)		$90,069
	Plan Year 08-B (April 1, 2008 to December 31, 2008)		108,830

			$198,899
Joyce M. Schuldt (5)	Plan Year 08-A (April 1, 2007 to March 31, 2008)		$113,817
	Plan Year 08-B (April 1, 2008 to December 31, 2008)		—

			$113,817
Franklin C. West	Plan Year 08-A (April 1, 2007 to March 31, 2008)		$198,367
	Plan Year 08-B (April 1, 2008 to December 31, 2008)		233,661

			$432,028
Joseph B. Eustace	Plan Year 08-A (April 1, 2007 to March 31, 2008)	$
	Plan Year 08-B (April 1, 2008 to December 31, 2008)		153,391

			$153,391
Donald G. Lacombe	Plan Year 08-A (April 1, 2007 to March 31, 2008)		$83,636
	Plan Year 08-B (April 1, 2008 to December 31, 2008)		99,380

			$183,016

In December 2007, our board of directors approved a change in our fiscal year end from March 31 to December 31. The fiscal year end change was effective December 31, 2007 and resulted in a nine month financial reporting period from April 1, 2007 to December 31, 2007. However, the Compensation Committee did not change the previously determined amounts for cash incentive compensation target levels for our executive officers for the twelve month period from April 1, 2007, to March 31, 2008 (“Plan Year 08-A”). Accordingly, the relevant performance measures for determination of annual cash incentive compensation amounts for Plan Year 08-A were not satisfied during the 2007 fiscal year but rather during the fiscal year ended December 31, 2008. The Compensation Committee thus awarded annual cash incentive compensation for Plan Year 08-A to our named executive officers on August 23, 2008, and these amounts are reported as non-equity incentive plan compensation paid during the fiscal year ended December 31, 2008. The relevant performance measures for determination of annual cash incentive compensation amounts for the nine month period from April 1, 2008, to December 31, 2008 (“Plan Year 08-B”) were also satisfied during the fiscal year ended December 31, 2008, so these amounts are also reported as non-equity incentive plan compensation paid during the fiscal year ended December 31, 2008. Consequently, the Summary Compensation Table and related explanatory tables include annual cash incentive compensation for both Plan Year 08-A and Plan Year 08-B as summarized in the table above.

(2)	The amounts included in the “Option Awards” column represent the compensation cost we recognized in each fiscal year related to option awards we granted during those fiscal years and prior fiscal years, in accordance with SFAS 123R. For a discussion of valuation assumptions, see Note 1 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2008. Please see the “Grants of Plan-Based Awards Table” for information regarding the option awards we granted during the fiscal year ended December 31, 2008.
(3)	The amounts included in the “Stock Awards” column represent the compensation cost we recognized in the fiscal year ended December 31, 2008 related to restricted stock awards we granted during that fiscal year in accordance with SFAS 123R. Restricted stock awards were not granted in prior fiscal years. For a discussion of valuation assumptions, see Note 1 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2008. Please see the “Grants of Plan-Based Awards Table” for information regarding the restricted stock awards we granted during the fiscal year ended December 31, 2008.
(4)	The amounts shown in the “All Other Compensation” column for fiscal year ended December 31, 2008 are noted in the table below. Amounts shown in the “Other” column represent life insurance premiums and club dues paid by us on behalf of the named executive officers and severance benefits paid to Ms. Schuldt as described in footnote 5 below.

Name	Fiscal Year Ended (1)	Auto Allowance	401K Matching Contributions	Relocation Benefits	Other	Total
Wm. Stacy Locke	December 31, 2008	$14,400	$6,900	—	$1,639	$22,939

William D. Hibbetts (6)	December 31, 2008	$14,400	$6,900	—	$378	$21,678

Joyce M. Schuldt (5)	December 31, 2008	$9,600	$6,900	$49,983	$900,360	$966,843

Franklin C. West	December 31, 2008	$14,400	$6,900	—	$1,639	$22,939

Joseph B. Eustace	December 31, 2008	$11,400	—	—	$739	$12,139

Donald G. Lacombe	December 31, 2008	$14,400	$6,900	—	$8,653	$29,953

(5)	Joyce M. Schuldt was appointed as our Executive Vice President, Chief Financial Officer and Secretary effective July 18, 2007 and served in this capacity until her resignation that was effective on August 28, 2008. Ms. Schuldt’s annual salary for 2008 was $300,000. The “Other” column of the table in footnote 4 above reflects her severance payment and life insurance premiums paid by us.
(6)	William D. Hibbetts served as our Senior Vice President, Chief Financial Officer and Secretary through July 18, 2007, at which time he was reassigned to the position of Senior Vice President of Drilling Services Division—Controller. After Ms. Schuldt’s resignation, Mr. Hibbetts served as our Interim Chief Financial Officer until Lorne E. Phillips was appointed Chief Financial Officer on February 1, 2009.

Grants of Plan-Based Awards

The following table summarizes information concerning plan-based awards to the named executive officers during the fiscal year ended December 31, 2008:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Plan Incentive Awards (1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
		Threshold	Target	Maximum	or Units (2)	Options (2)	Awards	Awards (3)
Wm. Stacy Locke	8/28/2008	—	—	—	28,500	—	—	$486,495
	8/28/2008	—	—	—	—	180,000	$17.07	$1,246,158
	11/4/2008	$99,000	$330,000	$660,000	—	—	—	—

William D. Hibbetts	8/28/2008	—	—	—	3,900	—	—	$66,573
	8/28/2008	—	—	—	—	24,000	$17.07	$166,154
	11/4/2008	$18,900	$63,000	$126,000	—	—	—	—

Joyce M. Schuldt	8/18/2008	—	—	—	—	20,881	$17.28	$35,849
	8/28/2008	—	—	—	3,645	—	—	$62,220

Franklin C. West	8/28/2008	—	—	—	15,000	—	—	$256,050
	8/28/2008	—	—	—	—	93,000	$17.07	$643,848
	11/4/2008	$44,438	$148,125	$296,250	—	—	—	—

Joseph B. Eustace	3/3/2008	—	—	—	—	85,000	$13.57	$466,956
	8/28/2008	—	—	—	8,400	—	—	$143,388
	8/28/2008	—	—	—	—	54,000	$17.07	$373,847
	11/4/2008	$42,000	$140,000	$280,000	—	—	—	—

Donald G. Lacombe	8/28/2008	—	—	—	3,900	—	—	$66,573
	8/28/2008	—	—	—	—	24,000	$17.07	$166,154
	11/4/2008	$18,900	$63,000	$126,000	—	—	—	—

(1)	The amounts shown reflect grants of awards under our cash-incentive plan during the fiscal year ended December 31, 2008. In November 2008, our Compensation Committee approved target cash-incentive award levels, expressed as a percentage of the officer’s base salary, and the performance measure weighting for the purpose of determining the amount to be paid under the cash-incentive plan to each officer for the fiscal year ended December 31, 2008. The company performance measures under our cash-incentive plan were based on budgeted performance measures for the fiscal year ended December 31, 2008, previously established by the Board of Directors in November 2007. The amount shown in the “target” column represents the target percentage of each named executive officer’s base salary for such period. The target percentages were 80% for Mr. Locke, 50% for Mr. West, 40% for Mr. Lacombe and 40% for Mr. Hibbetts. The amount shown in the “maximum” column represents the maximum amount payable under the cash-incentive plan, which is 200% of the target amounts shown for each of the named executive officers. The amount shown in the “threshold” column represents the amount payable under the cash-incentive plan if only the minimum level of company performance is attained, which is 30% of the target amount shown for all named executive officers. Please see “Compensation Discussion and Analysis – Annual Cash Incentive Compensation” for more information regarding our cash-incentive plan and performance measures.
(2)	All restricted stock awards and stock option awards during the year ended December 31, 2008 were granted from our 2007 Incentive Plan, except stock options awards representing of 64,000 of the 180,000 shares granted to Mr. Locke on August 28, 2008, and all the stock option awards representing of the 85,000 shares granted to Mr. Eustace on March 3, 2008. These stock option awards were granted from our 2003 Incentive Plan.
(3)	The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the full grant date fair value of each restricted stock award and stock option award computed in accordance with SFAS 123R. For a discussion of valuation assumptions, see Note 1 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning the stock options and restricted stock held by the named executive officers which were outstanding as of December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (22)
Wm. Stacy Locke	85,000	—		$3.67	11/19/2013	—		—
	—	2,000	(1)	$4.77	1/4/2014	—		—
	98,000	—		$14.58	8/17/2015	—		—
	80,000	40,000	(2)	$14.54	6/4/2016	—		—
	66,667	133,333	(3)	$14.07	5/13/2017	—		—
	—	180,000	(4)	$17.07	8/27/2018	28,500	(17)	$158,745

William D. Hibbetts	11,613	—		$3.70	4/20/2013	—		—
	50,000	15,000	(5)	$4.77	1/4/2014	—		—
	30,000	—		$14.58	8/17/2015	—		—
	30,000	15,000	(6)	$14.54	6/4/2016	—		—
	6,667	13,333	(7)	$14.07	5/13/2017	—		—
	—	24,000	(8)	$17.07	8/27/2018	3,900	(18)	$21,723

Franklin C. West	180,000	—		$3.00	12/19/2011	—		—
	80,000	20,000	(9)	$4.77	1/4/2014	—		—
	300,000	—		$9.53	1/9/2015	—		—
	—	93,000	(10)	$17.07	8/27/2018	15,000	(19)	$83,550

Joseph B. Eustace	—	85,000	(11)	$13.57	3/2/2013	—		—
	—	54,000	(12)	$17.07	8/27/2018	8,400	(20)	$46,788

Donald G. Lacombe	20,000	—		$3.70	4/20/2013	—		—
	40,000	10,000	(13)	$4.77	1/4/2014	—		—
	27,000	—		$14.58	8/17/2015	—		—
	26,664	13,336	(14)	$14.54	6/4/2016	—		—
	16,667	33,333	(15)	$14.07	5/13/2017	—		—
	—	24,000	(16)	$17.07	8/27/2018	3,900	(21)	$21,723

(1)	The indicated options vested on January 5, 2009.
(2)	The indicated options are scheduled to vest on June 5, 2009.
(3)	The indicated options are scheduled to vest in installments of 66,667 shares each on May 14, 2009 and on May 14, 2010.
(4)	The indicated options are scheduled to vest in installments of 60,000 shares each on August 28, 2009, August 28, 2010 and August 28, 2011.
(5)	The indicated options vested on January 5, 2009.
(6)	The indicated options are scheduled to vest on June 5, 2009.
(7)	The indicated options are scheduled to vest in installments of 6,667 shares each on May 14, 2009 and May 14, 2010.
(8)	The indicated options are scheduled to vest in installments of 8,000 shares each on August 28, 2009, August 28, 2010 and August 28, 2011.
(9)	The indicated options vested on January 5, 2009.

(10)	The indicated options are scheduled to vest in installments of 31,000 shares each on August 28, 2009, August 28, 2010 and August 28, 2011.
(11)	The indicated options are scheduled to vest in installments of 28,333 shares on March 3, 2009, 28,333 shares on March 3, 2010 and 28,334 shares on March 3, 2011.
(12)	The indicated options are scheduled to vest in installments of 18,000 shares each on August 28, 2009, August 28, 2010 and August 28, 2011.
(13)	The indicated options vested on January 5, 2009.
(14)	The indicated options are scheduled to vest on June 5, 2009.
(15)	The indicated options are scheduled to vest in installments of 16,667 shares each on May 14, 2009 and May 14, 2010.
(16)	The indicated options are scheduled to vest in installments of 8,000 shares each on August 28, 2009, August 28, 2010 and August 28, 2011.
(17)	The indicated shares of restricted stock are scheduled to vest in installments of 9,500 shares each on August 28, 2009, August 28, 2010 and August 28, 2011.
(18)	The indicated shares of restricted stock are scheduled to vest in installments of 1,300 shares each on August 28, 2009, August 28, 2010 and August 28, 2011.
(19)	The indicated shares of restricted stock are scheduled to vest in installments of 5,000 shares each on August 28, 2009, August 28, 2010 and August 28, 2011.
(20)	The indicated shares of restricted stock are scheduled to vest in installments of 2,800 shares each on August 28, 2009, August 28, 2010 and August 28, 2011.
(21)	The indicated shares of restricted stock are scheduled to vest in installments of 1,300 shares each on August 28, 2009, August 28, 2010 and August 28, 2011.
(22)	The market value of the shares of restricted stock that have not vested is based on the closing price of Pioneer Drilling Company common stock on December 31, 2008 of $5.57 per share.

Option Exercises and Stock Vested

The following table provides additional information about stock option exercises and shares acquired upon the vesting of stock awards, including the value realized, during the fiscal year ended December 31, 2008, by the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Wm. Stacy Locke	17,000	$50,160	—	—

William D. Hibbetts	5,054	$44,728	—	—

Joyce M. Schuldt	—	—	3,645	$62,220

Franklin C. West	—	—	—	—

Joseph B. Eustace	—	—	—	—

Donald G. Lacombe	—	—	—	—

POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE OF CONTROL

The Compensation Committee views change in control and non-change in control severance protection for officers as a necessary part of compensation to remain competitive in the market. A substantial majority of oilfield service companies provide such benefits. While the Compensation Committee recognizes there are variation in types, amounts, eligibility requirements and other terms and conditions among companies, the aggregate potential value remains competitive and does not significantly vary from similar programs at peer group companies.

Key Executive Severance Plan

The following is a brief description of the material terms and conditions of our Key Executive Severance Plan (the “KESP”).

Participation in the KESP is limited to our key executives who are considered to be senior management employees by the Compensation Committee and who are designated by the Compensation Committee, in its sole discretion, as participants in the KESP. The Compensation Committee, upon twelve months’ written notice, may also terminate an employee’s participation in the KESP; however, an individual participating immediately prior to a change in control may not be removed from participation in the KESP prior to the date which is two years following the date of the “change in control” of Pioneer (as defined below). Participants in the KESP will be designated by the Compensation Committee as either “Level I,” “Level II” or “Level III” participants, or as other participants. With regard to our named executive officers, Mr. Locke is designated as a Level I participant, Mr. West and Mr. Eustace are designated as Level II participants and Mr. Lacombe and Mr. Hibbetts are designated as Level III participants. Ms. Schuldt was designated as a Level II participant prior to her resignation in August 2008.

In the event of an “involuntary termination” prior to a change in control of Pioneer and subject to certain conditions, including the requirement that a KESP participant execute an acceptable waiver and release of claims, a Level I or Level II participant will receive (1) a lump-sum cash payment equal to 200% of the participant’s annual base salary and annual target bonus, (2) accelerated vesting of stock options and other equity-based awards held on the date of termination of employment, but only to the extent such stock options or other equity-based awards would otherwise have vested within twelve months, and (3) continued life insurance and medical benefits coverage at active employee rates for twelve months. A Level III participant will receive (1) a lump-sum cash payment equal to 100% of the participant’s annual base salary, (2) accelerated vesting of stock options and other equity-based awards held on the date of termination of employment, but only to the extent such stock options or other equity-based awards would otherwise have vested within twelve months, and (3) continued life insurance and medical benefits coverage at active employee rates for twelve months. Other participants will receive (1) a lump-sum cash payment equal to 50% of the participant’s annual base salary, (2) accelerated vesting of stock options and other equity-based awards held on the date of termination of employment, but only to the extent such stock options or other equity-based awards would otherwise have vested within six months, and (3) continued life insurance and medical benefits coverage for six months. An “involuntary termination” means the termination of the participant’s employment (1) for any reason other than cause, death or disability or (2) by the participant for good reason, as defined in the KESP.

“Cause” means (1) with respect to any Level I or Level II Participant, that participant’s (A) commission of any act or omission constituting fraud under any law of the State of Texas, (B) conviction of, or a plea of nolo contendere to, a felony, (C) embezzlement or theft of property or funds of Pioneer or any of its affiliates or (D) refusal to perform his or her duties, as specified in any written agreement between the participant and Pioneer or in any specific directive adopted by a majority of the members of the board of directors at a meeting of the board of directors that is consistent with the participant’s status as an executive officer of the Company; and (2) with respect to any Level III or other participant, that participant’s (A) commission of any act or omission constituting fraud under any law of the State of Texas, (B) conviction of, or a plea of nolo contendere to, a felony, (C) embezzlement or theft of property or funds of Pioneer or any of its affiliates, (D) failure to follow the instructions of the board of directors (in either case, as approved by a majority of the members of such board of directors at a meeting of such board of directors) or any supervising or executive officer of Pioneer or any of its affiliates or (E) unacceptable performance, gross negligence or willful misconduct with respect to his or her duties to Pioneer or any of its affiliates.

“Good reason” for the participant to terminate his or her employment means, prior to the effective date of a change in control, the occurrence (without the participant’s written consent) of any of the following: (1) a reduction in the participant’s base salary or total compensation except for an across-the-board reduction similarly affecting all senior executives of Pioneer and all senior executives of any person in control of Pioneer; (2) failure by Pioneer to pay any portion of the participant’s compensation within fourteen days of the date it is due or any other material breach of a contract with the participant by Pioneer which is not remedied by Pioneer within 5 business days after the participant’s written notice to Pioneer of such breach; or (3) Pioneer’s failure to maintain a participant’s employment without material diminution in the participant’s duties and responsibilities, and such failure is not cured by Pioneer within 5 business days after the participant’s written notice to Pioneer of such failure. After the effective date of a change in control, “good reason” shall also include any of (4)-(9) below unless, in the case of any of (5), (7), (8), or (9), such act or failure is corrected within five business days following the giving of written notice of good reason by the participant, and in the case of (6) below, such act is not objected to in writing by the participant within fourteen days after notification thereof: (4) after a change in control, the determination by the participant, in his or her sole and absolute discretion, that the business philosophy or policies of Pioneer or its successor or the implementation thereof is not compatible with those of the participant; (5) the assignment to the participant of duties inconsistent with his or her status as an executive officer of Pioneer or a meaningful alteration, adverse to the participant, in the nature or status of his or her responsibilities (other than reporting responsibilities) from those in effect immediately prior to a change in control, including, without limitation, a material reduction in the budget for which the participant is responsible; (6) failure by Pioneer to continue in effect any compensation plan in which the participant participates immediately prior to a change in control that is material to the participant’s compensation, unless an equitable arrangement has been made with the participant with respect to such plan; (7) failure by Pioneer to continue the participant’s participation in a plan described in (6) above or a substitute or alternative plan on a basis not materially less favorable to the participant than as existed at the time of a change in control; (8) failure by Pioneer to continue to provide the participant with benefits substantially similar to those enjoyed by the participant prior to a change in control; or (9) a requirement by Pioneer that the participant relocate his or her residence outside the metropolitan area in which the participant was based immediately prior to a change in control, or a move of the participant’s principal business location more than 45 miles from the participant’s previous principal business location. The participant’s continued employment shall not of itself constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting good reason under the KESP.

Upon a change in control of Pioneer, all participants will be entitled to full vesting of all options, restricted stock and other equity awards. Upon an involuntary termination within two years following the effective date of a change in control, a Level I or Level II participant will receive (1) a lump-sum cash payment equal to 300% of the sum of the participant’s (A) annual base salary, (B) annual maximum bonus and (C) annual car allowance and club dues, and (2) continued life and medical benefits coverage at active employee rates for 18 months. A Level III participant will receive (1) a lump-sum cash payment equal to 200% of the sum of the participant’s (A) annual base salary, (B) annual maximum bonus and (C) annual car allowance and club dues, and (2) continued life insurance and medical benefits coverage at active employee rates for twelve months. Other participants will receive (1) a lump-sum cash payment equal to 150% of the sum of the participant’s (A) annual base salary, (B) annual maximum bonus and (C) annual car allowance and club dues, and (2) continued life insurance and medical benefits coverage at active employee rates for twelve months. Furthermore, a terminated participant who is unable to sell securities on the open market may require the surviving entity to acquire any vested equity awards or any shares acquired pursuant to equity awards at a price equal to the then fair market value for such shares; such right must be exercised prior to twelve months after the participant’s involuntary termination within two years after the change in control.

A “change in control” shall conclusively be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(1) any person, (other than (A) Pioneer; (B) any affiliate of Pioneer; (C) any employee benefit plan of Pioneer or of any affiliate and any person organized, appointed or established by Pioneer for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of Pioneer or any affiliate of Pioneer; or (D) any corporation or other entity owned, directly or indirectly, by the shareholders of Pioneer in substantially the same proportions as their ownership of capital stock of Pioneer) is or becomes the beneficial owner of voting stock of Pioneer (not including in the securities beneficially owned by such person any securities acquired directly from Pioneer after the date the KESP first became effective) representing 40% or more of the combined voting power of the voting stock of Pioneer then outstanding; provided, however, that a change of control will not be deemed to occur under this paragraph (1) if a person becomes the beneficial owner of voting stock of Pioneer representing 40% or more of the combined voting power of the voting stock of Pioneer then outstanding solely as a result of a reduction in the number of shares of voting stock of Pioneer outstanding which results from Pioneer’s repurchase of voting stock of Pioneer, unless and until such time as that person or any affiliate or associate of that person purchases or otherwise becomes the beneficial owner of additional shares of voting stock of Pioneer constituting 1% or more of the combined voting power of the voting stock of Pioneer then outstanding, or any other person (or persons) who is (or collectively are) the beneficial owner of shares of voting stock of Pioneer constituting 1% or more of the combined voting power of the voting stock of Pioneer then outstanding becomes an affiliate or associate of that person, unless, in either such case, that person, together with all its affiliates and associates, is not then the beneficial owner of voting stock of Pioneer representing 40% or more of the voting stock of Pioneer then outstanding;

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: (A) individuals who, on the date the KESP first became effective, constitute the board of directors; and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of Pioneer) whose appointment or election by the board of directors of Pioneer or nomination for election by Pioneer’s shareholders was approved or recommended by a majority vote of the directors then still in office who either were directors on the date the KESP first became effective or whose appointment, election or nomination for election was previously so approved or recommended;

(3) there is consummated a merger or consolidation of Pioneer or any parent or direct or indirect subsidiary of Pioneer with or into any other corporation, other than: (A) a merger or consolidation which results in the voting stock of Pioneer outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the board of directors or similar governing body of Pioneer or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (B) a merger or consolidation effected to implement a recapitalization of Pioneer (or similar transaction) in which no person (other than those persons listed in clauses (A) through (D) of paragraph (1) above) is or becomes the beneficial owner of voting stock of Pioneer (not including, for purposes of this determination, any voting stock of Pioneer acquired directly from Pioneer or its subsidiaries after the date the KESP first became effective other than in connection with the acquisition by Pioneer or one of its subsidiaries of a business) representing 40% or more of the combined voting power of the voting stock of Pioneer then outstanding; or

(4) the shareholders of Pioneer approve a plan of complete liquidation or dissolution of Pioneer, or there is consummated an agreement for the sale or disposition of all or substantially all of Pioneer’s assets unless (A) the sale is to an entity, of which at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the board of directors or similar governing body of such entity are owned by shareholders of Pioneer in substantially the same proportions as their ownership of the voting stock of Pioneer immediately prior to such sale; (B) no person other than Pioneer and any employee benefit plan or related trust of Pioneer or of such corporation then beneficially owns 40% or more of the voting securities of such new entity; and (C) at least a majority of the directors of such corporation were members of the incumbent Board at the time of the execution of the initial agreement or action providing for such disposition.

In addition, in the event any participant is subject to an excise tax under Section 4999 of the Internal Revenue Code, as amended, as a result of payments under the KESP or otherwise, the participant will be entitled to a gross-up payment such that after payment of all taxes on the gross-up payment, the participant retains sufficient funds to pay the Section 4999 excise tax on his or her KESP and other payments (or such excise tax is paid on his or her behalf). Pioneer will be responsible for any attorneys’ fees incurred by a participant who is successful in pursuing litigation for benefits under the KESP. For any participant who is a “specified employee” within the meaning of Section 409A of the Code, payments under the KESP will generally be delayed six months following termination of employment.

The KESP may not be amended in a manner adverse to the rights of a participant without his or her consent.

Potential Payments upon Termination or Change in Control

The tables below reflect the amount of compensation that would be payable to each of the named executive officers in various scenarios involving termination of the named executive officer’s employment, including following a change in control. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination (non-change in control), voluntary termination for good cause or involuntary termination following a change in control, involuntary for cause termination, and termination in the event of death or disability of each named executive officer is shown below. The amounts shown assume that the termination was effective on December 31, 2008 and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the officers upon their termination. The actual amounts to be paid out can only be determined at the time of the officer’s separation from us. The officer would also have available the value of exercisable options reflected in the Outstanding Equity Awards at Fiscal Year End table. In the event of retirement, death or disability before the annual cash incentive award is paid, the Compensation Committee has the discretion to authorize payment (in full or on a prorated basis) of the amount the officer would have received. We have assumed that the Compensation Committee would have authorized the payment of the full award for the cash incentive award for the fiscal year ended December 31, 2008 for purposes of the tables below. As of December 31, 2008, only Mr. West was eligible for retirement (the table presenting potential payments to Mr. West sets forth the amount of compensation that would be payable to him upon retirement). Information is not presented for Ms. Schuldt, who resigned in August 2008.

Wm. Stacy Locke’s Benefits and Payments Upon Termination as of 12/31/2008	Voluntary Termination	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control)	Involuntary For Cause Termination	Death	Disability (1)
Compensation:
Severance payments	—	$1,100,000	$1,650,000	—	—	—
Short-term Disability Benefits	—	—	—	—	—	$137,500
Short-term Incentive	—	$660,000	$1,980,000	—	$330,000	$330,000
Intrinsic Value of Unvested and Accelerated Stock Options	—	$1,600	$1,600	—	—	—
Intrinsic Value of Unvested and Accelerated Restricted Stock	—	$52,915	$158,745	—	—	—

Benefits and Perquisites:
Excise Tax Gross-up	—	—	—	—	—	—
Health Care and Life Insurance Coverage	—	$8,130	$12,196	—	—	—
Life Insurance Proceeds	—	—	—	—	$300,000	—
Disability Benefits	—	—	—	—	—	$300,000
Auto Allowance	—	—	$43,200	—	—	—
Club Dues	—	—	$3,231	—	—	—
Accrued Vacation Pay	$39,135	$39,135	$39,135	$39,135	$39,135	$39,135

Total	$39,135	$1,861,780	$3,888,107	$39,135	$669,135	$806,635
12/31/2008 stock price	$5.57

(1)	Long-term disability payments terminate after five years

William D. Hibbetts’ Benefits and Payments Upon Termination as of 12/31/2008	Voluntary Termination	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control)	Involuntary For Cause Termination	Death	Disability
Compensation:
Severance payments	—	$210,000	$420,000	—	—	—
Short-term Disability Benefits	—	—	—	—	—	$42,404
Short-term Incentive	—	—	$252,000	—	$63,000	$63,000
Intrinsic Value of Unvested and Accelerated Stock Options	—	$12,000	$12,000	—	—	—
Intrinsic Value of Unvested and Accelerated Restricted Stock	—	$7,241	$21,723	—	—	—

Benefits and Perquisites:
Excise Tax Gross-up	—	—	—	—	—	—
Health Care and Life Insurance Coverage	—	$6,703	$6,703	—	—	—
Life Insurance Proceeds	—	—	—	—	$210,000	—
Auto Allowance	—	—	$28,800	—	—	—
Accrued Vacation Pay	$16,154	$16,154	$16,154	$16,154	$16,154	$16,154

Total	$16,154	$252,098	$757,380	$16,154	$289,154	$121,558
12/31/2008 stock price	$5.57

Franklin C. West’s Benefits and Payments Upon Termination as of 12/31/2008	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control)	Involuntary For Cause Termination	Death	Disability
Compensation:
Severance payments	—	—	$790,000	$1,185,000	—	—	—
Short-term Disability Benefits	—	—	—	—	—	—	$75,962
Short-term Incentive	—	$148,125	$296,250	$888,750	—	$148,125	$148,125
Intrinsic Value of Unvested and Accelerated Stock Options	—	—	$16,000	$16,000	—	—	—
Intrinsic Value of Unvested and Accelerated Restricted Stock	—	—	$27,850	$83,550	—	—	—

Benefits and Perquisites:
Excise Tax Gross-up	—	—	—	—	—	—
Health Care and Life Insurance Coverage	—	—	$6,865	$10,298	—	—	—
Life Insurance Proceeds	—	—	—	—	—	$300,000	—
Auto Allowance	—	—	—	$43,200	—	—	—
Club Dues	—	—	—	$3,231	—	—	—
Accrued Vacation Pay	$30,385	$30,385	$30,385	$30,385	$30,385	$30,385	$30,385

Total	$30,385	$178,510	$1,167,350	$2,260,414	$30,385	$478,510	$254,472
12/31/2008 stock price	$5.57

Joseph B. Eustace Benefits and Payments Upon Termination as of 12/31/2008	Voluntary Termination	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control)	Involuntary For Cause Termination	Death	Disability (1)
Compensation:
Severance payments	—	$560,000	$840,000	—	—	—
Short-term Disability Benefits	—	—	—	—	—	—
Short-term Incentive	—	$280,000	$840,000	—	$140,000	$140,000
Intrinsic Value of Unvested and Accelerated Stock Options	—	—	—	—	—	—
Intrinsic Value of Unvested and Accelerated Restricted Stock	—	$15,596	$46,788	—	—	—

Benefits and Perquisites:
Excise Tax Gross-up	—	—	$674,595	—	—	—
Health Care and Life Insurance Coverage	—	$10,401	$15,601	—	—	—
Life Insurance Proceeds	—	—	—	—	$280,000	—
Disability Benefits	—	—	—	—	—	$300,000
Auto Allowance	—	—	$43,200	—	—	—
Accrued Vacation Pay	$16,154	$16,154	$16,154	$16,154	$16,154	$16,154

Total	$16,154	$882,151	$2,476,338	$16,154	$436,154	$456,154
12/31/2008 stock price	$5.57

(1)	Long-term disability payments terminate after five years

Donald G. Lacombe’s Benefits and Payments Upon Termination as of 12/31/2008	Voluntary Termination	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control)	Involuntary For Cause Termination	Death	Disability (1)
Compensation:
Severance payments	—	$210,000	$420,000	—	—	—
Short-term Disability Benefits	—	—	—	—	—	$42,404
Short-term Incentive	—	—	$252,000	—	$63,000	$63,000
Intrinsic Value of Unvested and Accelerated Stock Options	—	$8,000	$8,000	—	—	—
Intrinsic Value of Unvested and Accelerated Restricted Stock	—	$7,241	$21,723	—	—	—

Benefits and Perquisites:
Excise Tax Gross-up	—	—	—	—	—	—
Health Care and Life Insurance Coverage	—	$7,968	$7,968	—	—	—
Life Insurance Proceeds	—	—	—	—	$210,000	—
Disability Benefits	—	—	—	—	—	$300,000
Auto Allowance	—	—	$28,800	—	—	—
Club Dues	—	—	$16,549	—	—	—
Accrued Vacation Pay	$16,154	$16,154	$16,154	$16,154	$16,154	$16,154

Total	$16,154	$249,363	$771,194	$16,154	$289,154	$421,558
12/31/2008 stock price	$5.57

(1)	Long-term disability payments terminate after five years

The terms for the payments for involuntary not-for-cause termination (non-change in control) and for involuntary or good reason termination (following a change in control) are summarized under the heading “Key Executive Severance Plan” of this section. In the event of a change in control termination, if the termination qualified as (i) a change in ownership or effective control or (ii) a change in ownership of a substantial portion of our assets, in either case as defined in Section 280G of the Internal Revenue Code, then severance payments and benefits paid to our named executive officers may be subject to an excise tax under Section 4999 of the Internal Revenue Code. In the event a named executive officer is subject to such excise tax, the named executive officer will be entitled to a gross-up payment, such that after payment of all taxes on the gross-up payment, the named executive officer retains sufficient funds to pay the excise taxes that result from the severance payments and benefits received. If an officer voluntarily terminated employment or was fired for cause between December 31, 2007 and the payment of the annual cash incentive, then the officer would not receive that award. The named executive officers are entitled to accrued vacation only for voluntary terminations and terminations for cause. The short-term disability plan pays up to 90 days. The payments are 100% per week for the equivalent of each full year of the executive’s service and 50% for each subsequent week. The long-term disability plan pays 60% of an officer’s salary up to $5,000 per month for up to five years. The long-term disability plan is optional and plan premiums are paid for by the officer who chooses to participate. The life insurance plan pays the beneficiary an amount equal to the applicable officer’s annual salary up to a maximum of $300,000.

Compensation Committee Interlocks and Insider Participation

Messrs. Bunch, Burkhardt, Thompson and Harness served on our Compensation Committee during the fiscal year ended December 31, 2008. No member of the Compensation Committee (1) was an officer or employee of our company or a subsidiary of our company during that period, (2) was formerly an officer of our company or a subsidiary of our company or (3) had any relationship required to be disclosed in this proxy statement pursuant to Item 404 of Regulation S-K.

During the fiscal year ended December 31, 2008, none of our named executive officers served as (1) a member of a compensation committee of another company, one of whose executive officers served on our Compensation Committee; (2) a director of another company, one of whose executive officers served on our Compensation Committee; or (3) a member of a compensation committee of another company, one of whose executive officers served as one of our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our audit committee reviews any transaction in which (1) we or any of our subsidiaries, on the one hand, and (2) any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock or any of their immediate family members, on the other hand, is, was or is proposed to be a participant and the amount involved exceeds $120,000. Our chief financial officer is primarily responsible for the development and implementation of processes and controls to obtain information from directors and officers with respect to any such related-party transaction, including information provided to management in the annual director and officer questionnaires. Our management is responsible for determining whether a transaction contains the characteristics described above requiring review by our board of directors.

Except as set forth in this proxy statement, none of our directors or executive officers and no holder of more than 5% of the outstanding shares of our common stock, and no member of the immediate family of any such director, officer or security holder, to our knowledge, had any material interest in any transaction during the fiscal year ended December 31, 2008, or in any currently proposed transaction, to which we or any of our subsidiaries was or is a party in which the amount involved exceeds $120,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to disclose in this proxy statement any failure to file by these dates. In the original Form 3 filed by Joseph B. Eustace on March 5, 2008, 3,550 shares of Pioneer common stock held by him on that date were omitted from the report. An amended Form 3 reporting these shares was filed on December 15, 2008.

In making these disclosures, we relied solely on written statements of directors, executive officers and shareholders, and copies of the reports that they have filed with the SEC.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Pioneer Drilling Company:

The Audit Committee of Pioneer Drilling Company’s Board of Directors is presently comprised of the three directors named below. Each member of the Audit Committee is an independent director, as defined by applicable Securities and Exchange Commission rules and NYSE Alternext US listing standards. The Audit Committee met nine times during the fiscal year ended December 31, 2008. The Audit Committee reviewed with management and KPMG LLP, Pioneer Drilling Company’s independent registered public accounting firm, the interim financial information included in Pioneer Drilling Company’s quarterly reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008, and September 30, 2008, respectively, prior to their being filed with the Securities and Exchange Commission. In addition, we reviewed all of Pioneer Drilling Company’s earnings releases in the fiscal year ended December 31, 2008, with management and KPMG LLP prior to the public release of those earnings releases. We have reviewed and discussed with management and KPMG LLP Pioneer Drilling Company’s audited financial statements as of and for the fiscal year ended December 31, 2008.

We have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (U.S. Audit Standards AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

We have reviewed and discussed with management and KPMG LLP matters relating to the Company’s internal control over financial reporting for the fiscal year ended December 31, 2008, in accordance with Section 404 of the Sarbanes-Oxley Act.

We have received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and we have discussed with KPMG LLP its independence from Pioneer Drilling Company.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors of Pioneer Drilling Company that the audited financial statements referred to above be included in Pioneer Drilling Company’s report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission.

The Audit Committee

Dean A. Burkhardt (Chairman)
C. John Thompson
John Michael Rauh

PROPOSAL 2

AMENDMENT TO 2007 INCENTIVE COMPENSATION PLAN

We are asking for your approval of an amendment (the “Amendment”) to the Amended and Restated Pioneer Drilling Company 2007 Incentive Plan (the “2007 Incentive Plan”). Currently, the 2007 Incentive Plan provides that awards representing a maximum of 3,000,000 shares of our common stock may be issued pursuant to the 2007 Incentive Plan (of which 1,000,000 are authorized for awards other than stock options or stock appreciation rights (“SARs”). As amended, the 2007 Incentive Plan would increase the maximum number of shares of our common stock as to which awards may be granted to 4,500,000 shares (of which 1,500,000 would be authorized for awards other than options or stock appreciation rights). On March 23, 2009, our board of directors approved, subject to shareholder approval, the Amendment. No determination has been made regarding the persons to whom awards that are the subject of the increases will be made.

As of March 31, 2009, we had issued stock option awards representing 2,213,350 shares and made other stock awards representing 429,311 shares under the 2007 Incentive Plan. Therefore, at this time we have only 357,339 shares available for future awards, all of which may be issued as awards other than stock options or SARs, under the 2007 Incentive Plan.

Our shareholders originally approved the 2007 Incentive Plan in August 2007. We currently make all equity awards to officers, employees, nonemployee directors under the 2007 Incentive Plan. Our board of directors believes the 2007 Incentive Plan has been, and continues to be, important for us and our shareholders to secure the benefits that arise from our officers, employees and nonemployee directors owning shares of our common stock. In particular, such ownership aligns the interests of such persons with those of our shareholders and allows such persons to share in the risks and the rewards of our business. The Production Services Acquisition significantly increased the size of our Company and correspondingly increased the number of employees eligible for awards under the 2007 Incentive Plan. The board of directors believes that the additional 1,500,000 shares are needed to ensure a sufficient pool of equity awards for employees in both our Drilling Services Division and our new Production Services Division. Our board of directors voted to approve the Amendment so we could continue to issue stock options, restricted stock and other forms of stock based compensation that will give our employees and nonemployee directors meaningful incentives to stay with us and will enable us to hire additional highly qualified people when markets return to normal.

The last reported sales price for our common stock on the NYSE Alternext US on March 31, 2009, was $3.28 per share.

The general description of the Amendment and the other material features of the 2007 Incentive Plan is qualified in its entirety by reference to the copy of the 2007 Incentive Plan attached as Appendix A hereto.

Summary of the 2007 Incentive Plan

The following description summarizes certain provisions of the 2007 Incentive Plan after giving effect to the Amendment.

The 2007 Incentive Plan is designed to attract and retain officers, key employees, consultants and qualified directors, to encourage the sense of proprietorship of such employees, consultants and directors and to stimulate the active interest of such persons in the development and financial success of our company and its subsidiaries. The 2007 Incentive Plan is administered by the Compensation Committee. The 2007 Incentive Plan provides for various types of awards to be granted to participants. Under the 2007 Incentive Plan, options to purchase shares of our common stock and stock appreciation rights may be granted, provided the exercise price is not less than the fair market value of a share of our common stock on the date of grant. In addition, the 2007 Incentive Plan permits grants of cash awards, shares of our common stock or of rights to receive shares of our common stock, or a combination of such awards, on such terms as the Compensation Committee may determine. The 2007 Incentive Plan also provides for cash or stock bonus awards based on objective performance goals pre-established by the Compensation Committee. Options and stock appreciation rights must have fixed terms no longer than ten years. In addition, we may use shares issuable under the 2007 Incentive Plan as the form of payment for any other compensation payable by us.

Shares Reserved. The 2007 Incentive Plan provides that a maximum of 4,500,000 shares of our common stock may be granted as awards (of which 1,500,000 are authorized for awards other than stock options or SARs). Currently, there remain 357,339 shares available for issuance under the 2007 Incentive Plan, all of which may be issued as awards other than stock options or SARs. For additional information on prior awards made and shares reserved for issuance under all of our equity compensation plans, please see “Equity Compensation Plan Information” below. The number of shares of our common stock available for issuance under the 2007 Incentive Plan shall be reduced by the number of shares subject to options or stock appreciation rights exercised and the number of shares awarded, and will not be increased by any shares tendered in payment of an option exercise price or for tax withholding for any award.

Selection of Participants. The Compensation Committee selects the participants and determines the number and type of awards to be granted to each such participant. Participants who may be granted awards under the 2007 Incentive Plan include any officer, employee or consultant of our company or any of its subsidiaries and any nonemployee director of our company (“Participants”). As of March 31, 2009, we had approximately 1,550 employees, including five executive officers and four nonemployee directors.

Awards may be granted as alternatives to or in replacement of (a) awards previously granted under the 2007 Incentive Plan or any other plan or arrangement of ours, or (b) awards outstanding under a plan or arrangement of a business or entity all or part of which is acquired by us; provided, however, that except for adjustments to account for a corporate transaction as described below, the grant price of any option or stock appreciation right shall not be decreased, including by means of issuance of a substitute option or stock appreciation right with a lower grant price, without shareholder approval. The Compensation Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, and in addition may include provisions in awards for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred share equivalents.

Stock Options. The exercise price of a stock option granted pursuant to the 2007 Incentive Plan may be not less than the fair market value of our common stock on the date of grant. The term of a stock option may not exceed ten years from the date of grant. Subject to the foregoing provisions, the Compensation Committee determines the terms, conditions and limitations applicable to any stock option awarded pursuant to this Plan, including the term of such stock options and the date or dates upon which they become exercisable, the exercise price, whether that price is payable in cash (and whether that may include proceeds of a sale assisted by a third party) or shares of our common stock or both, the terms and conditions of exercise, the expiration date, whether the option will qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended (the “Code”), or a nonqualified stock option, restrictions on transfer of the option, and other provisions not inconsistent with the 2007 Incentive Plan. Incentive stock options may not be granted to consultants or nonemployee directors. All of the shares available under the 2007 Incentive Plan may be used for grants of incentive stock options.

Stock Appreciation Rights. The Compensation Committee is authorized to grant stock appreciation rights, or SARs, to employees and nonemployee directors. Every SAR entitles the participant, on exercise of the SAR, to receive shares of common stock with a value equal to the excess of the market value of a specified number of shares of common stock at the time of exercise, over the exercise price established by the Compensation Committee. The term of any SAR may not exceed ten years from the date of grant. SARs may be granted in tandem with options, subject to such terms and restrictions as established by the Compensation Committee.

Stock Awards and Cash Awards. In addition, the 2007 Incentive Plan authorizes the Compensation Committee to grant Participants stock awards consisting of shares of our common stock or of a right to receive shares of our common stock, or their cash equivalent or a combination of both, in the future.

Award Limits. No participant may be granted, in any one-year period, stock options or SARs that are exercisable for more than 400,000 shares of our common stock, stock awards covering more than 200,000 shares of our common stock, or a combination of cash and other awards other than options and SARs having a value greater than $3,000,000.

Performance Awards. Any award available under the 2007 Incentive Plan may be made as a performance award. Performance awards not intended to qualify as qualified performance-based compensation under Code Section 162(m) will be based on achievement of such goals and are subject to such terms, conditions and restrictions as the Compensation Committee or its delegate will determine. Performance awards granted under the 2007 Incentive Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) must be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Compensation Committee. The performance goals may be cumulative, annual or end-of-performance-period goals, relative to a peer group or based on increases or changes relative to stated values and based on any one or more of the following measures:

•	increased revenue;

•	net income measures (including but not limited to income after capital costs and income before or after taxes);

•	stock price measures (including but not limited to growth measures and total shareholder return);

•	price per share of common stock;

•	market share;

•	net earnings;

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	earnings before interest, taxes and amortization (“EBITA”);

•	economic value added (or an equivalent metric);

•	market value added;

•	debt-to-equity ratio;

•

cash flow measures (including cash flow per share, cash flow return on capital, cash flow return on tangible capital, net cash flow, net cash flow before financing activities and improvement in or attainment of working capital levels);

•

return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•

operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, net operating profit after tax, revenue volumes, operating efficiency, rig fleet day rates and rig fleet utilization);

•	expense measures (including but not limited to overhead cost, general and administrative expense and improvement in or attainment of expense levels);

•	margins;

•	shareholder value;

•	proceeds from dispositions;

•	total market value;

•	reliability;

•	productivity;

•	corporate values measures (including ethics compliance, environmental and safety); and

•	debt reduction.

Unless otherwise stated, such a performance goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group or limiting economic losses (measured, in each case, by reference to specific business criteria).

Cash awards, as well as the above-mentioned performance measures for stock awards and cash awards, are included in the 2007 Incentive Plan to enable the Compensation Committee to make awards that qualify as qualified performance-based compensation under Code Section 162(m). The Compensation Committee can satisfy those requirements by, among other things, including provisions in stock awards and cash bonuses that will make them payable solely on account of the attainment of one or more pre-established, objective performance goals based on performance measures that have been approved by our shareholders. Although the Compensation Committee does not have to include such provisions in stock awards or cash bonuses, the inclusion of such provisions and compliance with certain other requirements of Section 162(m) would enable us to take a tax deduction for such compensation that we might not otherwise be able to take.

Adjustments. In the event of a corporate transaction involving us (including any subdivision, consolidation of outstanding shares of our common stock, declaration of a dividend payable in shares of our common stock, any other recapitalization or capital reorganization of Pioneer, any consolidation or merger of Pioneer with another entity, an exchange affecting our common stock or declaration of an extraordinary dividend on our common stock), our board of directors will make appropriate adjustments to (1) the number of shares of our common stock covered by outstanding awards in the form of common stock or units denominated in common stock, (2) the exercise or other price in respect of such awards, and (3) the appropriate fair market value and other price determinations for such awards, and (4) the award limits, to give effect to such transaction; provided that such adjustments will only be as necessary to maintain the proportionate interest of the holders of the awards and preserve, without exceeding, the value of such awards. Outside of such a corporate transaction context, no award under the 2007 Incentive Plan may be repriced, replaced, regranted or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the award.

Duration; Plan Amendments. The 2007 Incentive Plan has a term of ten years from the date of shareholder approval, which occurred at the annual meeting of shareholders held on August 3, 2007. Our board of directors may at any time amend, suspend or terminate the 2007 Incentive Plan, but in doing so cannot adversely affect any outstanding award without the grantee’s written consent or make any amendment without shareholder approval, to the extent such shareholder approval is required by applicable law or the exchange on which the shares are traded.

Applicability of ERISA; Tax Qualification. The 2007 Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Code.

Certain Federal Income Tax Consequences of Awards Under the 2007 Incentive Plan

The following is a summary of the general rules of present federal income tax law relating to the tax treatment of incentive stock options, nonqualified stock options, SARs, stock awards and cash awards under the 2007 Incentive Plan. The discussion is general in nature and does not take into account a number of considerations, which may apply, based on the circumstances of a particular participant under the 2007 Incentive Plan.

Options. Options issuable under the 2007 Incentive Plan may constitute “incentive stock options” within the meaning of Code Section 422 or options that do not qualify for incentive stock option treatment, i.e., nonqualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment of nonqualified stock options. On grant of either form of option, the optionee will not recognize income for tax purposes and we will not receive any deduction. Generally, on the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the purchased shares at the time of exercise is taken into account as income for purposes of the alternative minimum tax. Taxable income is realized upon the sale of shares acquired by the exercise of an incentive stock option. If the sale occurs within one year from the date of exercise or within two years from the date the option was granted, gain realized on the sale will be taxable as ordinary income to the extent the gain does not exceed the difference between the value of the shares on the date of exercise and the exercise price and gain in excess of that amount will be capital gain, and we will be entitled to a deduction equal to the ordinary income realized by the optionee. If the shares are sold more than one year from the date of exercise and two years from the date the option was granted, all of the gain will be long-term capital gain. In contrast, on the exercise of a nonqualified option, the optionee recognizes ordinary income (subject to withholding) in an amount equal to the difference between the fair market value of the purchased shares on the date of exercise and the exercise price, and we are entitled to a corresponding deduction. On any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. In general, except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment other than on death or disability of an optionee cannot qualify for the tax treatment applicable to incentive stock options. Any such option would be treated as a nonqualified stock option instead.

Stock Appreciation Rights. The fair market value of any shares of our common stock received by the holder on the exercise of SARs under the 2007 Incentive Plan will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount.

Stock Awards. A grant of shares of our common stock or a cash equivalent that is not subject to vesting restrictions will result in taxable income for federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares or the amount of cash awarded. We would be entitled to a corresponding deduction at that time for the amount included in the recipient’s income.

Generally, a grant of shares of our common stock under the 2007 Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the recipient for federal income tax purposes or a tax deduction to us at the time of the grant. The recipient will generally realize taxable income at the time the shares become vested in an amount equal to the then fair market value of the shares. However, a recipient may elect pursuant to Code Section 83(b) to treat the fair market value of the shares on the date of grant as compensation income at the year of the grant. The early income election must be made, if at all, within 30 days after the date of the grant. In any case, we will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the recipient’s income in the year in which that amount is so included.

Cash Awards. Cash awards are taxable income to the recipient for federal income tax purposes at the time of payment. The recipient will have compensation income equal to the amount of cash paid, and we will have a corresponding deduction for federal income tax purposes.

Other. In general, a federal income tax deduction is allowed to us in an amount equal to the ordinary income recognized by a participant with respect to awards under the 2007 Incentive Plan, provided that such amount constitutes an ordinary and necessary business expense of ours, that such amount is reasonable, and that the amount of the deduction is not limited by the executive compensation deduction limitations of Code Section 162(m).

New Plan Benefits

Because it is within the discretion of the Compensation Committee to determine which individuals receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the 2007 Incentive Plan or the amounts of such awards.

Benefits to Named Executive Officers and Others

Although not necessarily indicative of future awards that may be made under the 2007 Incentive Plan, the following table sets forth with respect to each named executive officer listed in the Summary Compensation Table and each group listed below (i) the number of shares of common stock issuable pursuant to stock options granted under the 2007 Incentive Plan and (ii) the number of shares of restricted stock awarded under the 2007 Incentive Plan, in each case during the fiscal year ended December 31, 2008.

	Shares Subject to Stock Options	Shares of Restricted Stock
Wm. Stacy Locke	116,000	28,500

William D. Hibbetts	24,000	3,900

Joyce M. Schuldt	—	3,645

Franklin C. West	93,000	15,000

Joseph B. Eustace	54,000	8,400

Donald G. Lacombe	24,000	3,900

All current executive officers as a group	278,000	51,900

All non-employee directors as a group	20,000	11,716

All employees, including all current officers who are not executive officers, as a group	682,750	114,645

During the three months ended March 31, 2009, we granted options to purchase 1,491,100 shares of our common stock and 258,100 shares of restricted stock to 111 employees and executive officers. No grants have been made that are contingent on shareholder approval of the Amendment.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2008, the indicated information regarding equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price per share of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,769,695	$12.85	2,035,073

Equity compensation plans not approved by security holders	—	—	—

Total	3,769,695	$12.85	2,035,073

Vote Required

Assuming the presence of a quorum, the affirmative vote of a majority of the votes entitled to be cast by the shareholders that vote for or against or expressly abstain from voting is necessary to approve the Amendment. The enclosed form of proxy provides a means for you to vote for, to vote against or to abstain from voting with respect to the approval of the Amendment. If you execute and return a proxy, the persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or if no choice is properly indicated, in favor of the approval of the Amendment. In determining whether this item has received the requisite number of affirmative votes, an abstention will have the effect of a vote against the approval of the Amendment, and a broker non-vote will not have any effect on the vote. Our board of directors unanimously recommends a vote “FOR” the approval of the Amendment.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of our Board of Directors has selected KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. KPMG LLP has served as our independent public accountants since 1979. Although shareholder ratification is not required, the board has directed that such appointment be submitted to the shareholders for ratification at the annual meeting. If our shareholders do not ratify the appointment of KPMG LLP at the annual meeting, the audit committee will consider such event in its selection of the Company’s independent registered public accounting firm for the 2010 fiscal year. Additionally, even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2009 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of KPMG LLP will be present at the meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of any shareholders.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes entitled to be cast by the shareholders that vote for or against or expressly abstain from voting is necessary to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. The enclosed form of proxy provides a means for you to vote for, to vote against or to abstain from voting with respect to the ratification of selection of the independent registered public accounting firm. If you execute and return a proxy, the persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or if no choice is properly indicated, will vote in favor of the ratification of the selection of KPMG LLP as our independent registered public accounting firm. In determining whether this item has received the requisite number of affirmative votes, an abstention will have the effect of a vote against the ratification of the appointment of our independent registered public accounting firm, and a broker non-vote will not have any effect on the vote.

Principal Accounting Fees and Services

The aggregate fees billed by KPMG LLP in the fiscal year ended December 31, 2008 and the nine month fiscal year ended December 31, 2007 for services are as follows:

Type of Fees	Fiscal Year Ended December 31, 2008	Nine Month Fiscal Year Ended December 31, 2007
Audit Fees (1)	$1,135,000	$542,000

Audit-Related Fees (2)	—	—

Tax Fees (3)	—	—

All Other Fees (4)	—	—

(1)	Audit Fees include aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements, audit of our internal control over financial reporting and review of financial statements included in our Form 10-Qs and services that are normally provided by the principal auditor in the fiscal year ended December 31, 2008 and the nine month fiscal year ended December 31, 2007.

(2)	Audit-Related Fees include fees billed for assurance or related services that were related to the performance of the audit or review of our financial statements, including services in connection with the change in Pioneer’s fiscal year end, acquisitions and international expansion.
(3)	Tax Fees include fees billed for professional services for tax compliance, tax advice or tax planning.
(4)	All Other Fees include any services not included in the first three categories.

Audit Committee’s Pre-Approval Policies and Procedures. The audit committee has established a policy for the pre-approval of audit and non-audit services performed for us by the independent auditors, which also specifies the types of services that the independent auditors may and may not provide to us. The policy provides for general pre-approval of services and specific case-by-case approval of certain services. The services that are pre-approved include audit services and audit-related services, such as due diligence services pertaining to potential business acquisitions and dispositions, and may also include other services. The audit committee approved all of the fees and services described above. At the present time, we use a third party other than KPMG LLP to prepare our tax returns and assist with tax-compliance issues. The term of any pre-approval is twelve months and is generally subject to certain specific budgeted amounts or ratios, as determined by the audit committee. The audit committee may revise the list of general pre-approved services from time to time based on subsequent determinations. Unless a type of service has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services which were addressed in the pre-approval, but which exceed pre-approved cost levels or budgeted amounts, will also require specific pre-approval by the audit committee. The audit committee does not delegate its responsibilities concerning pre-approval of services to management. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for services performed to date.

During the fiscal year ended December 31, 2008, no pre-approval requirements were waived pursuant to the limited waiver provisions in applicable rules of the SEC.

Our Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as independent auditors of Pioneer Drilling Company for the fiscal year ending December 31, 2009.

EXPENSES RELATED TO THIS PROXY SOLICITATION

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and regular employees may solicit proxies by telephone or personal calls without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our common stock and obtaining the proxies of those owners.

OTHER INFORMATION

Date for Submission of Shareholder Proposals

Under rules the SEC has established, any shareholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2010 Annual Meeting of Shareholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, so that we receive such notice by no later than December 14, 2009, unless the date of our 2010 Annual Meeting of Shareholders is more than 30 days from the anniversary date of our 2009 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2010 Annual Meeting of Shareholders. If you submit a shareholder proposal, you must provide your name and address, the number of shares of common stock you hold of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.

In addition, our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting. In general, the procedure provides that shareholders must submit proposals to us in writing containing certain information specified in our bylaws not more than 180 days and not less than 90 days prior to the first anniversary of our preceding year’s annual meeting. Accordingly, in order to be brought before our 2010 Annual Meeting of Shareholders, any such proposal must be submitted so that we receive the proposal no earlier than November 16, 2009 and no later than the close of business on February 15, 2010. Shareholders should submit any such proposals to our Corporate Secretary at Pioneer Drilling Company, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209. These requirements are in addition to the SEC’s requirements that a shareholder must comply with to have a shareholder proposal included in our proxy statement.

Shareholder Communications

Our board of directors has provided for a process for shareholders to send communications to the board of directors. Any shareholder can send communications to the board of directors by mail as follows:

Board of Directors of Pioneer Drilling Company

c/o Corporate Secretary

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

All shareholder communications will be relayed to all board members. Communications from an officer or director of the Company will not be viewed as shareholder communications for purposes of the procedure. Communications from an employee or agent of the Company will be viewed as shareholder communications for purposes of the procedure only if those communications are made solely in such employee’s or agent’s capacity as a shareholder.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares though a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that shareholder should contact their broker or send a request to our Corporate Secretary at our principal executive offices, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, telephone number (210) 828-7689. We will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the 2008 annual report and this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

Annual Report and Additional Materials

Our annual report for the fiscal year ended December 31, 2008 is being distributed with this proxy statement. Copies of our annual report on Form 10-K for such period (including the financial statements and the financial statement schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 for our most recent fiscal year, but excluding exhibits) may be obtained without charge upon written or oral request to our Corporate Secretary at our principal executive offices, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, telephone number (210) 828-7689.

Other Matters

Our board of directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will have discretion to vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

By Order of the Board of Directors

Carlos R. Pena
Vice President, General Counsel, Secretary and Compliance Officer

San Antonio, Texas

April 10, 2009

Appendix A

PIONEER DRILLING COMPANY

AMENDED AND RESTATED 2007 INCENTIVE PLAN

(Adopted May 15, 2009)

1. Plan. This Amended and Restated 2007 Incentive Plan of Pioneer Drilling Company (this “Plan”) was adopted by Pioneer Drilling Company, a Texas corporation (the “Company”), to reward certain corporate officers, key employees, consultants and directors of the Company or its Subsidiaries by enabling them to acquire shares of common stock of the Company and/or through the provision of cash payments.

2. Objectives. This Plan is designed to attract and retain officers, key employees and consultants of the Company and its Subsidiaries, to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such officers, employees, consultants and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, SAR, Stock Award, Performance Award or Cash Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of the Plan.

“Award Agreement” means any written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan.

“Common Stock” means the Common Stock, par value $0.10 per share, of the Company.

“Director” means an individual serving as a member of the Board.

“Dividend Equivalents” means, with respect to shares of Restricted Stock or Restricted Stock Units, with respect to which shares are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee within the following six months.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sales reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the mean between the closing bid and asked price on that date, or, if there are no such prices available for such date, on the last preceding date on which such prices shall be available, as reported by the National Quotation Bureau Incorporated, or (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Nonqualified Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Participant” means an Employee, consultant or Director to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant who is an Employee, which Award is subject to the attainment of one or more Performance Goals. Performance Awards may be Stock Awards or Cash Awards.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock or Restricted Stock Units is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions.

“SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

4. Eligibility.

(a) Employees. Employees eligible for Awards under this Plan are: (i) the officers of the Company; and (ii) those other employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

(b) Consultants. Consultants eligible for Awards under this Plan are those consultants to the Company or Subsidiaries whose performance, in the judgment of the Committee, can have or have had a significant effect on the success of the Company and its Subsidiaries.

(c) Directors. Directors eligible for Awards under this Plan, in their capacities as Directors, are those who are not employees of the Company or any of its Subsidiaries (“Nonemployee Directors”).

5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 4,500,000 shares of Common Stock. In the discretion of the Committee, all 4,500,000 shares of Common Stock may be granted as Incentive Options. No more than 1,500,000 shares of Common Stock shall be available under this Plan for Awards other than

Options or SARs. Additionally, the number of shares of Common Stock that are the subject of Awards under this Plan, that are cancelled, forfeited, terminated or expire unexercised, shall again immediately become available for Awards hereunder. The number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise or settlement of an Award; provided, however, that the number of shares reserved for issuance shall be reduced by the total number of Options or SARs exercised. The number of shares reserved for issuance under the Plan shall not be increased by (i) any shares tendered or Award surrendered in connection with the purchase of shares upon the exercise of an Option as described in paragraph 11 or (ii) any shares deducted from an Award payment in connection with the Company’s tax withholding obligations as described in paragraph 12. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Committee and the appropriate officers of the Company shall be authorized to, from time to time, take all such actions as any of them may determine are necessary or appropriate to file any documents with governmental authorities, stock exchanges and transaction reporting systems as may be required to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to paragraph 6(c) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by paragraph 15(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than ten years from the applicable grant date. The Committee may make an Award to an individual who it expects to become an employee of the Company or any of its Subsidiaries within the next six months, with such Award being subject to the individual’s actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(b) Limitation of Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c) Prohibition on Repricing of Awards. No Award may be repriced, replaced, regranted through cancellation or modified without shareholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the exercise price for the shares underlying such Award.

7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

8. Awards. (a) Except as otherwise provided in paragraph 9 hereof pertaining to Awards to Nonemployee Directors, the Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 15 hereof, no Option may be issued in exchange for the cancellation of an Option with a higher exercise price nor may the exercise price of any Option be reduced. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

(i) Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. Incentive Options may not be awarded to Nonemployee Directors. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed ten years from the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Right. An Award may be in the form of an SAR. The strike price for an SAR shall not be less than the Fair Market Value of the Common Stock on the date on which the SAR is granted. The term of an SAR shall not exceed ten years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant, provided that (i) the Committee may provide for earlier vesting following a change in control or other specified events involving the Company or upon an Employee’s termination of employment by reason of death, disability or retirement, (ii) such three-year minimum Restricted Period shall not apply to a Stock Award that is granted in lieu of salary or bonus, and (iii) vesting of a Stock Award may occur incrementally over the three-year minimum Restricted Period.

(iv) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(v) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting following a change in control or other specified events involving the Company, or upon a termination of employment by reason of death, disability or retirement. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(A) Nonqualified Performance Awards. Performance Awards granted to Employees or Nonemployee Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee in accordance with Section 162(m) of the Code prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following:

•	increased revenue;

•	net income measures (including but not limited to income after capital costs and income before or after taxes);

•	stock price measures (including but not limited to growth measures and total shareholder return);

•	price per share of Common Stock;

•	market share;

•	net earnings;

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	earnings before interest, taxes and amortization (“EBITA”);

•	economic value added (or an equivalent metric);

•	market value added;

•	debt to equity ratio;

•

cash flow measures (including but not limited to cash flow per share, cash flow return on capital, cash flow return on tangible capital, net cash flow, net cash flow before financing activities and improvement in or attainment of working capital levels);

•

return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•

operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; net operating profit after tax, revenue volumes, operating efficiency, rig fleet day rates and rig fleet utilization);

•	expense measures (including but not limited to overhead cost, general and administrative expense and improvement in or attainment of expense levels);

•	margins;

•	shareholder value;

•	proceeds from dispositions;

•	total market value;

•	reliability;

•	productivity;

•	corporate values measures (including ethics compliance, environmental, and safety) and

•	debt reduction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i) no Participant may be granted, during any one-year period, Awards consisting of Options or SARs that are exercisable for more than 400,000 shares of Common Stock;

(ii) no Participant may be granted, during any one-year period, Stock Awards covering or relating to more than 200,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock-based Awards Limitations”); and

(iii) no Participant may be granted Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $3,000,000.

9. Awards to Nonemployee Directors.

(a) Upon becoming a Director, each Nonemployee Director shall receive a fully-vested Nonqualified Option to purchase 10,000 shares of Common Stock, and as of the close of business on the date on which the Company’s regular annual meeting of shareholders is held for each year after the year in which the Plan is approved by the shareholders of the Company, each Nonemployee Director then serving shall receive a fully-vested Nonqualified Option to purchase 10,000 shares of Common Stock (individually, a “Nonemployee Director’s Option,” and collectively, “Nonemployee Directors’ Options”). The Board may, in its discretion, determine to increase, from time to time, the number of shares subject to Nonemployee Directors’ Options awarded after such determination, provided that any such increase in any single calendar year shall not exceed 10,000 shares per Nonemployee Director’s Option. Each Nonemployee Director’s Option shall expire five years from the date of grant; otherwise, a Nonemployee Director’s Option shall not be subject to forfeiture or termination. Upon the termination of the Plan or the unavailability of shares of Common Stock for issuance under the Plan, no additional Nonemployee Directors’ Options shall be granted pursuant to this sub-paragraph.

(b) Additionally, the Committee may grant a Nonemployee Director of the Company one or more Awards and establish the terms thereof in accordance with paragraph 8 consistent with the provisions therein for the granting of Awards to Employees and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreement.

10. Award Payment; Dividends; Substitution.

(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of

Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee intends that any Awards under the Plan satisfy the applicable requirements of Section 409A of the Code to avoid imposition of applicable taxes thereunder. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

(c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for at least six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

12. Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements.

14. Assignability. Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

15. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the Stock-based Award Limitations described in paragraph 8(b) hereof, (v) the number of shares of Common Stock covered by Awards to Directors granted pursuant to paragraph 9 hereof, and (vi) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the number of shares of Common Stock covered by Awards to Directors automatically granted pursuant to paragraph 9 hereof and (v) the Stock-based Award Limitations described in paragraph 8(b) hereof, to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.

16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18. Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Treasury pronouncements, that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

19. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

20. No Right to Employment or Directorship. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary. Further, nothing in the Plan or an Award Agreement constitutes any assurance or obligation of the Board to nominate any Director for re-election by the Company’s shareholders.

21. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

22. Effectiveness. This Plan shall be effective upon the approval by the holders of a majority of shares of votes entitled to vote on the approval of this Plan and who vote for or against or expressly abstain from voting with respect to the approval of this Plan at the 2007 annual meeting of the Company’s shareholders to be held on August 3, 2007 or any adjournment or postponement thereof. If the shareholders of the Company should fail to so approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect, and all grants of Awards hereunder shall be null and void. Notwithstanding the foregoing, the Plan shall continue in effect for a term of ten years after the date on which the shareholders of the Company approve the Plan, unless sooner terminated by action of the Board.

IN WITNESS WHEREOF, Pioneer Drilling Company has caused this Plan to be executed by its duly authorized officer, effective as provided herein.

PIONEER DRILLING COMPANY

By:
Carlos R. Pena
Corporate Secretary

(Front of Card)

PIONEER DRILLING COMPANY

Proxy for the Annual Meeting of Shareholders

to be Held on May 15, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wm. Stacy Locke and Lorne E. Phillips, and each of them, with full power of substitution and resubstitution, to represent the undersigned and to vote all the shares of common stock of Pioneer Drilling Company, a Texas corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 15, 2009 and at any adjournments or postponements thereof (1) as hereinafter specified on the proposals listed on the reverse side hereof and as more particularly described in the Proxy Statement of the Company dated April 10, 2009 (the “Proxy Statement”) and (2) in their discretion on such other matters as may properly come before the meeting.

Every properly signed proxy that is returned prior to the meeting will be voted in accordance with the specifications made thereon. If not otherwise specified, the shares represented by this proxy will be voted (1) FOR the nominees listed in Proposal 1, (2) FOR the approval of the amendment to the Pioneer Drilling Company 2007 Incentive Plan referred to in Proposal 2, and (3) FOR the ratification of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2009, as set forth in Proposal 3.

The undersigned hereby acknowledges receipt of the Company’s Annual Report for the year ended December 31, 2008, the Notice of 2009 Annual Meeting of Shareholders and the related Proxy Statement.

(Back of Card)

Please mark, sign and date your Proxy Card and promptly return it in the enclosed envelope.

ANNUAL MEETING OF SHAREHOLDERS PIONEER DRILLING COMPANY

May 15, 2009

Please fold and detach here.

☒	Please mark votes in blue or black ink, as in this example.

The board of directors recommends a vote FOR each of the following proposals:

PROPOSAL 1. To elect the nominees listed below to the board of directors of Pioneer Drilling Company.

☐	FOR the nominee listed at right	☐	WITHHOLD AUTHORITY to vote for the nominee listed at right.	NOMINEE: Wm. Stacy Locke
☐	FOR the nominee listed at right	☐	WITHHOLD AUTHORITY to vote for the nominee listed at right.	NOMINEE: C. John Thompson
☐	FOR the nominee listed at right	☐	WITHHOLD AUTHORITY to vote for the nominee listed at right.	NOMINEE: Scott D. Urban

PROPOSAL 2. To approve the amendment to the Pioneer Drilling Company 2007 Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 3. To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby revokes all previous proxies given by the undersigned with respect to the Company’s 2009 Annual Meeting of Shareholders and related to the shares of common stock covered hereby.

	MARK HERE FOR		MARK HERE IF
	ADDRESS CHANGE		YOU PLAN TO
☐	AND NOTE AT LEFT	☐	ATTEND THE MEETING

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Date:	Signature:

Date:	Signature:

NOTE: Please sign exactly as your name(s) appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. If a corporation, please print full corporation name and have authorized officer sign and indicate title. If a partnership, please print partnership name and have authorized person sign and indicate title.